                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY

================================================================================
                                 CREDIT AGREEMENT

                          Dated as of September 17, 2002

                                      among

                                TFM, S.A. DE C.V.,

                                   as Borrower

                           J.P. MORGAN SECURITIES INC.,

                  as Joint Lead Arranger and Sole Book Manager

                            SALOMON SMITH BARNEY INC.,

                              as Joint Lead Arranger

                              BANK OF AMERICA, N.A.,
                                  COMERICA BANK
                                      and
                LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE, KIEL

                                 as Arrangers

                            STANDARD CHARTERED BANK

                      as Arranger and Documentation Agent

                              JPMORGAN CHASE BANK,

                            as Administrative Agent

                                      and

                            THE BANKS NAMED HEREIN,

                                    as Banks

================================================================================

                                 US$128,000,000

================================================================================

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
ARTICLE I DEFINITIONS ........................................................    1

    SECTION 1.1. Certain Definitions..........................................    1
    SECTION 1.2. Other Definitional Provisions ...............................   20

ARTICLE II AMOUNTS AND TERMS OF COMMITMENTS ..................................   20

    SECTION 2.1. Commitments; Notes...........................................   20
    SECTION 2.2. Procedure for Borrowing......................................   21
    SECTION 2.3. Repayment ...................................................   21
    SECTION 2.4. Prepayments..................................................   21
    SECTION 2.5. Interest Rates and Payment Dates.............................   22
    SECTION 2.6. Computation of Interest......................................   23
    SECTION 2.7. Inability to Determine Interest Rate.........................   23
    SECTION 2.8. Maximum Interest Rate........................................   23
    SECTION 2.9. Fees ........................................................   24
    SECTION 2.10. Pro Rata Treatment and Payments.............................   24
    SECTION 2.11. Taxes ......................................................   25
    SECTION 2.12. Illegality..................................................   26
    SECTION 2.13. Requirements of Law ........................................   26
    SECTION 2.14. Funding Indemnity ..........................................   28
    SECTION 2.15. Sharing of Payments, Etc ...................................   28
    SECTION 2.16. Change of Lending Office. ..................................   28
    SECTION 2.17. Replacement of Banks........................................   29

ARTICLE III CONDITIONS PRECEDENT .............................................   29

    SECTION 3.1. Conditions to Effective Date ................................   29
    SECTION 3.2. Conditions to Term Loan .....................................   31

ARTICLE IV REPRESENTATIONS AND WARRANTIES ....................................   32

    SECTION 4.1. Status and Licensing ........................................   32
    SECTION 4.2. Corporate Power and Authority; Enforceable Obligations ......   32
    SECTION 4.3. Compliance with Law and Other Instruments....................   32
    SECTION 4.4. Litigation and Environmental Matters ........................   33
    SECTION 4.5. Governmental Approvals ......................................   33
    SECTION 4.6. Financial Information........................................   33
    SECTION 4.7. Taxes, Assessments and Fees .................................   34
    SECTION 4.8. Investment Company Act ......................................   34
    SECTION 4.9. Accuracy of Information .....................................   34
    SECTION 4.10. Absence of Default..........................................   34
    SECTION 4.11. Obligations Pari Passu; Recourse; Liens.....................   34
    SECTION 4.12. Withholding Tax ............................................   34
    SECTION 4.13. Proper Form; No Filing .....................................   34

                                                                                Page
                                                                                ----
    SECTION 4.14. Choice of Law...............................................   35
    SECTION 4.15. Immunity ...................................................   35
    SECTION 4.16. Status of Concession .......................................   35
    SECTION 4.17. Properties .................................................   35
    SECTION 4.18. Subsidiaries................................................   35
    SECTION 4.19. Federal Regulations.........................................   36
    SECTION 4.20. Labor Matters...............................................   36

ARTICLE V AFFIRMATIVE COVENANTS...............................................   36

    SECTION 5.1. Senior Obligations...........................................   36
    SECTION 5.2. Financial Statements ........................................   36
    SECTION 5.3. Notice of Default; Litigation and Material Adverse Effect....   37
    SECTION 5.4. Use of Proceeds .............................................   37
    SECTION 5.5. Conduct of Business and Maintenance of Existence ............   37
    SECTION 5.6. Maintenance of Government Approvals .........................   38
    SECTION 5.7. Compliance with Laws and Other Instruments ..................   38
    SECTION 5.8. Maintenance of Properties; Insurance ........................   38
    SECTION 5.9. Maintenance of Books and Records and Inspection Rights ......   38
    SECTION 5.10. Payment of Obligations .....................................   38
    SECTION 5.11. Environmental Laws .........................................   39

ARTICLE VI NEGATIVE COVENANTS.................................................   39

    SECTION 6.1. Financial Covenants .........................................   39
    SECTION 6.2. Margin Regulations...........................................   40
    SECTION 6.3. Limitation on Restricted Payments ...........................   40
    SECTION 6.4. Limitation on Dividend and Other Payment Restrictions
                   Affecting Subsidiaries. ...................................   44
    SECTION 6.5. Limitation on the Issuance and Sale of Capital Stock of
                   Subsidiaries...............................................   45
    SECTION 6.6. Limitation on Issuances of Guarantees by Subsidiaries. ......   45
    SECTION 6.7. Limitation on Transactions with Stockholders and Affiliates..   46
    SECTION 6.8. Limitation on Liens .........................................   47
    SECTION 6.9. Limitation on Sale-Leaseback Transactions....................   47
    SECTION 6.10. Limitation on Asset Sales ..................................   48
    SECTION 6.11. Consolidation, Merger and Sale of Assets....................   48
    SECTION 6.12. Lines of Business ..........................................   50
    SECTION 6.13. Additional Indebtedness ....................................   50

ARTICLE VII EVENTS OF DEFAULT ................................................   50

    SECTION 7.1. Events of Default ...........................................   50
    SECTION 7.2. Remedies ....................................................   52

ARTICLE VIII THE ADMINISTRATIVE AGENT.........................................   53

    SECTION 8.1. Appointment .................................................   53
    SECTION 8.2. Delegation of Duties ........................................   53

                                                                                Page
                                                                                ----
    SECTION 8.3. Exculpatory Provisions ......................................   53
    SECTION 8.4. Reliance by the Administrative Agent ........................   53
    SECTION 8.5. Notice of Default............................................   54
    SECTION 8.6. Non-Reliance on the Administrative Agent and Other Banks.....   54
    SECTION 8.7. Indemnification .............................................   55
    SECTION 8.8. The Administrative Agent in Its Individual Capacity..........   55
    SECTION 8.9. Successor Administrative Agent...............................   55

ARTICLE IX THE JOINT LEAD ARRANGERS, ARRANGERS, DOCUMENTATION
    AGENT ....................................................................   56

    SECTION 9.1. The Joint Lead Arrangers, etc................................   56
    SECTION 9.2. Exculpatory Provisions ......................................   56
    SECTION 9.3. Arrangers and Agent .........................................   56
    SECTION 9.4. Non-Reliance on the Arrangers, Agent and Other Banks ........   56

ARTICLE X MISCELLANEOUS.......................................................   57

    SECTION 10.1. Transfers of Funds .........................................   57
    SECTION 10.2. Financial Data .............................................   57
    SECTION 10.3. Payment of Expenses, etc ...................................   57
    SECTION 10.4. Amendments and Waivers......................................   58
    SECTION 10.5. GOVERNING LAW...............................................   59
    SECTION 10.6. Indemnification ............................................   59
    SECTION 10.7. Notices.....................................................   59
    SECTION 10.8. Table of Contents; Descriptive Headings; etc ...............   62
    SECTION 10.9. Survival of Agreements and Representations..................   62
    SECTION 10.10. Benefit of Agreement; Assignment...........................   62
    SECTION 10.11. Participation .............................................   62
    SECTION 10.12. Right of Set-off ..........................................   63
    SECTION 10.13. SUBMISSION TO JURISDICTION; VENUE; SERVICE;
                   WAIVER OF JURY TRIAL ......................................   63
    SECTION 10.14. Judgment Currency .........................................   65
    SECTION 10.15. Execution in Counterparts .................................   65
    SECTION 10.16. Waiver of Immunities.......................................   65
    SECTION 10.17. Severability ..............................................   65
    SECTION 10.18. Confidentiality ...........................................   65
    SECTION 10.19. No Waiver; Remedies .......................................   66
    SECTION 10.20. Prior Agreements Superseded................................   66

SCHEDULES
Schedule 1.1(a)         Commitments; Percentage Shares
Schedule 1.1(b)         Lending Offices; Addresses of Notices; Payment Instructions
Schedule 4.18           Subsidiaries
Schedule 6.4(b)(i)      Existing Encumbrances or Restrictions
Schedule 6.8(a)         Existing Liens

EXHIBITS
Exhibit A-1             Form of Simple Note
Exhibit A-2             Form of Mexican LIBOR Note
Exhibit B               Form of Opinion of U.S./Mexican Counsel to Borrower
Exhibit C               Form of Assignment and Acceptance
Exhibit D               Form of Notice of Borrowing

                                 US$128,000,000
                                    Term Loan

                         Dated as of September 17, 2002

         CREDIT AGREEMENT, dated as of September 17, 2002 among TFM, S.A. de C.V., a limited liability company with variable capital (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Mexico"), (the "Borrower"), the several Banks parties hereto, Bank of America, N.A., Comerica Bank and Landesbank Schleswig-Holstein Girozentrale, Kiel, as arrangers, Standard Chartered Bank as Arranger and Documentation Agent and JPMorgan Chase Bank, as Administrative Agent.

                             PRELIMINARY STATEMENT:

         The Borrower has requested term loans in an aggregate principal amount not in excess of US$128,000,000 for the purpose of refinancing existing debt under its commercial paper program in the United States of America commercial paper market.

         Subject to the terms and conditions set forth below, the Banks are willing to make the aforesaid loans, and the Administrative Agent, the Documentation Agent, the Arrangers, and the Banks are willing to enter into this Agreement.

         NOW, THEREFORE, the Borrower, the Banks, the Documentation Agent, the Arrangers, and the Administrative Agent hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Additional Amounts" shall have the meaning assigned to that term in
Section 2.11.

         "Adjusted Consolidated Net Income" shall mean, for any period, the Borrower and any of its Subsidiaries' aggregate net income (or loss) for such period determined in conformity with IAS; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Subsidiary) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or its Subsidiaries by such other Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iv) (C) of Section 6.3 (and in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Borrower or any of its Subsidiaries; (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iv) (C) of Section 6.3, any amount paid or accrued as dividends on any Preferred Stock of the Borrower or any of its Subsidiaries owned by Persons other than the Borrower and any of its Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

         "Administration Fee Letter" shall have the meaning assigned to that term in Section 2.9(a).

         "Administration Fees" shall have the meaning assigned to that term in
Section 2.9(a).

         "Administrative Agent" shall mean the administrative agent for the Banks appointed pursuant to Section 8.1, initially, JPMCB, and its successors in such capacity.

         "Affected Bank" shall have the meaning assigned to that term in Section 2.13(a)(iii)(A).

         "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Credit Agreement, as from time to time amended, supplemented or otherwise modified.

         "Applicable Margin" shall be determined in accordance with the table set forth below:

-------------------------------------------
  Consolidated
 Leverage Ratio          Applicable Margin
-------------------------------------------
- 4.0x                        2.625%
-------------------------------------------
- 3.5x to < 4.0x              2.375%
-------------------------------------------
- 3.0x to < 3.5x              2.000%
-------------------------------------------
< 3.0x                        1.750%
-------------------------------------------

; provided that changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to Administrative Agent pursuant to Section 5.2 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.2, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in the Applicable Margin grid above shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in the Applicable Margin grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Applicable Margin grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.1.

         "Arrangement Fee Letter" shall have the meaning assigned to that term in Section 2.9(b).

         "Arrangement Fees" shall have the meaning assigned to that term in
Section 2.9(b).

         "Arrangers" shall mean Bank of America, N.A., Comerica Bank, Landesbank Schleswig-Holstein Girozentrale, Kiel and Standard Chartered Bank.

         "Asset Sale" shall mean any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries of
(i) all or any of the Capital Stock of any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Borrower or any of its Subsidiaries or (iii) any other property and assets of the Borrower or any of its Subsidiaries, including, without limitation, receivables outside the ordinary course of business and, in each case, that is not subject to the provisions of Section 6.11; provided that "Asset Sale" shall not include sales or other dispositions of current receivables (but not receivables to be generated in the future) in an aggregate amount not to exceed $25,000,000 at any time outstanding.

         "Assignment and Acceptance" shall have the meaning assigned to that term in Section 10.10.

         "Average Life" shall mean, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bank" shall mean each bank or other financial institution listed on the signature pages hereof as a "Bank" and any bank or other financial institution, which becomes a successor or assignee of any such Bank pursuant to
Section 10.10.

         "Bank Affiliate" shall have the meaning assigned to that term in
Section 10.10.

         "Borrower" shall have the meaning assigned to that term in the preliminary statement hereto.

         "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions are open in New York, New York and London, England for the transaction of international business, including but not limited to dealings in Dollar deposits in the international interbank markets.

         "Capital Expenditures" shall mean, with respect to the Borrower and its Subsidiaries, all expenditures by the Borrower and its Subsidiaries which should be capitalized in accordance with IAS, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with IAS).

         "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Effective Date, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with IAS, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

         "Change of Control" shall mean such time as:

         (1) the Existing Holders cease to be the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and including by reason of any change in the ultimate "beneficial ownership" of the Capital Stock of Grupo TFM) of Voting Stock representing more than 50.0% of the total voting power of the total Voting Stock of Grupo TFM on a fully diluted basis;

         (2) individuals who on the Effective Date constitute the Board of Directors of the Borrower or Grupo TFM (together with any new directors whose election by the Board of Directors or by the Borrower's stockholders or Grupo TFM's stockholders, as the case may be, was approved by a vote of at least two-thirds of the members of such Board of Directors then in office who either were members of such Board of Directors on the Effective Date or whose election or nomination for election was previously so approved or who were appointed by one or more of the Existing Holders) cease for any reason to constitute a majority of the members of such Board of Directors then in office;

         (3) Grupo TFM does not own all of the outstanding Voting Stock of the Borrower other than as a result of (A) one or more primary offerings of Common Stock of the Borrower having, in the aggregate, voting power equal to or less than 35% of the total voting power of the Voting Stock of the Borrower, so long as Grupo TFM shall remain the beneficial owner of at least 65% of the outstanding Voting Stock of the Borrower or (B) a merger, consolidation, sale, transfer or lease solely between Grupo TFM and the Borrower; or

         (4) a "change in control" as defined in any Senior Note Indenture shall occur.

         "Commitment" shall mean, in the case of any Bank, such Bank's obligation to make a Term Loan hereunder, not to exceed the amount set forth next to such Bank's name in Schedule 1.1(a) at any time outstanding.

         "Commitment Percentage" shall mean, as to any Bank at any time, the percentage which such Bank's Commitment then constitutes of the aggregate Commitments (or, at any time after the Effective Date, the percentage which the aggregate principal amount of such Bank's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

         "Common Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person's equity, other than Disqualified Stock of such Person, whether now outstanding or issued after the Effective Date, including all Common Stock or Preferred Stock (other than Disqualified Stock). For purposes of this definition, "Common Stock" shall include all shares, interests, participations and equivalents corresponding to common stock (other than Disqualified Stock) under the laws of the jurisdiction in which such Person is organized.

         "Concession Title" shall mean the Borrower's right for a period of 30 years, to be the exclusive provider (subject to certain trackage rights) of freight transportation services over the Northeast Rail Lines and for an additional 20 years to be a non-exclusive provider of such services granted by the Mexican government pursuant to the Concession Title, subject in all cases to the terms and conditions of the Concession Title, as in effect on June 23, 1997, the date on which Grupo TFM acquired 80% of the Capital Stock of the Borrower.

         "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income for such period, increased by interest expense and provision for taxes based on income and without giving effect to any extraordinary gains or losses otherwise reflected in Consolidated Net Income.

         "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization and depreciation, in each case that were deducted in arriving at Consolidated EBIT for such period.

         "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) the amount of all Capital Expenditures made by the Borrower and its Consolidated Subsidiaries during such period, (iii) all cash payments in respect of taxes made during such period (net of any cash refunds actually received during such period), (iv) the scheduled principal amount of all amortization payments on all Indebtedness (including without limitation the principal component of all Capitalized Lease Obligations) of the Borrower and its Consolidated Subsidiaries for such period (as determined on the first day of the respective period), but excluding any payments refinanced with the proceeds of the CP Notes and the Term Loans, (v) all cash payments made by the

Borrower for the benefit of employees pursuant to profit sharing plans in accordance with applicable Mexican law (vi) all cash dividend payments and (vii) the amount of postings of cash collateral and other payments related to Swap Agreements outstanding at the end of such period.

         "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (including in any event the then outstanding principal amount of all "Outstanding Extensions of Credit" (as defined in the CP Facility), Term Loans, Senior Unsecured Notes I and II and all Capitalized Lease Obligations and the aggregate face amount (without giving effect to the discount on issuance) of the Senior Discount Debentures) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with IAS.

         "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries representing the interest factor for such period in any event (i) including (x) the amortization of any original issue discount in connection with the Senior Discount Debentures and (y) withholding or similar taxes paid by the Borrower and its Consolidated Subsidiaries arising from, or in connection with, the payment of interest, fees and any other amounts (in any event, including all Additional Amounts and withholdings with respect to the Senior Notes paid during such period), but (ii) excluding the amortization of any other deferred financing costs incurred in connection with this Agreement or the issuance of the Senior Notes and any other permitted Indebtedness.

         "Consolidated Leverage Ratio" shall mean, as at the last day of any period, the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA for such period.

         "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Borrower and its Consolidated Subsidiaries determined in accordance with IAS.

         "Consolidated Net Worth" shall mean, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Borrower and its Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Borrower or any of its Subsidiaries, each item to be determined in conformity with IAS.

         "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with IAS.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "CP Facility" shall mean the $100,000,000 Credit Agreement, dated as of _________ __, 2002, among TFM, S.A. de C.V., as borrower, J.P. Morgan Securities, Inc. and Salomon Smith Barney, Inc. as joint lead arrangers, JPMorgan Chase Bank as the administrative agent and the banks named therein.

         "CP Facility Extensions of Credit" shall mean "Loans" and unreimbursed "LOC Advances" under, and each as defined in, the CP Facility.

         "CP Notes" shall mean the collective reference to any promissory note of the Borrower in book entry form issued in accordance with the terms of the Depositary Agreement, dated as of September 17, 2002, among TFM, S.A. de C.V., as Borrower, JPMCB, as administrative agent, Standard Chartered Bank, as Issuing Bank, and JPMCB, as depositary.

         "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or lapse of time or both has been satisfied.

         "Disbursement Date" shall have the meaning assigned to that term in
Section 2.1.

         "Disqualified Stock" shall mean any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Maturity Date; (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Maturity Date; or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or
(ii) above or Indebtedness having a scheduled maturity prior to the Maturity
Date.

         "Dollars" and "US$" shall mean lawful money of the United States of America.

         "Documentation Agent" shall mean Standard Chartered Bank.

         "Domestic Lending Office" shall mean, with respect to any Bank, initially, the office of such Bank designated as such in Schedule 1.1(b); thereafter, such other office of such Bank registered with Hacienda or organized and licensed under the laws of Mexico, if any, which shall be making or maintaining Term Loans in accordance with the provisions of this Agreement.

         "Effective Date" shall mean the date on which all of the conditions set forth in Section 3.1 hereof have been fulfilled.

         "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Eurocurrency Liabilities" shall mean, with respect to any Bank, the full reserve requirement percentage imposed in respect of "Eurocurrency Liabilities", as such term is defined in Regulation D (or any successor provision) (including any marginal, emergency, supplemental, special or other reserves) of the Board of Governors of the Federal Reserve System, that such Bank in its sole discretion determines to be applicable to such Bank for each day during an Interest Period.

         "Event of Default" shall have the meaning assigned to that term in
Section 7.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Existing CP Facility" shall mean the $293,000,000 commercial paper program under the Credit Facility, dated September 19, 2000, by and among the Borrower, Westdeutsche Landesbank Girozentrale, New York Branch, as issuing bank, J.P. Morgan Securities Inc., as lead arranger, Banc of America Securities LLC and Westdeutsche Landesbank Girozentrale, New York Branch, as co-documentation agents and arrangers, JPMorgan Chase Bank, as administrative agent and the banks party thereto.

         "Existing Holders" shall mean KCSI and Grupo TMM.

         "Facility Expenses" shall have the meaning assigned to that term in
Section 10.3.

         "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letters" shall mean, collectively, the Administration Fee Letter and the Arrangement Fee Letter.

         "Fees" shall mean the collective reference to the Administration Fees, the Arrangement Fees and the Up-Front Fees.

         "Governmental Authority" shall mean any nation or government, any state or other political or administrative subdivision thereof, any central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, regulatory or administrative authority of or pertaining to government.

         "Grupo TFM" shall mean Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., a limited liability company with variable capital (sociedad anonima de capital variable) organized under the laws of Mexico.

         "Grupo TMM" means Grupo TMM, S.A. de C.V., a limited liability company with variable capital (sociedad anonima de capital variable) organized under the laws of Mexico, and its successors.

         "Guarantee" shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing (whether pursuant to a guaranty, a fianza, an aval or otherwise) any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or obligations arising, in the ordinary course of business, from contracting for interline railroad services. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranteed Indebtedness" shall have the meaning assigned to that term in Section 6.6(a).

         "Hacienda" shall mean the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) of Mexico.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "IAS" shall mean the accounting principles issued by the International Accounting Standards Committee, as in effect from time to time.

         "Incur" shall mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness,; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" shall mean, with respect to any Person at any date of determination (without duplication):

         (a)     all indebtedness of such Person for borrowed money;

         (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clauses (a) or (b) above or (e), (f) or (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

         (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

         (e) all obligations of such Person as lessee under Capitalized Leases (but not operating leases);

         (f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

         (g) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

         (h) to the extent not otherwise included in this definition, obligations to make payments under Swap Agreements.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with IAS, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes of any jurisdiction.

         "Interest Payment Date" shall mean (a) as to any Term Loan having an Interest Period of three months or less, the last day of such Interest Period,
(b) as to any Term Loan
having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (c) the date of any repayment or prepayment made in respect of any Term Loan.

         "Interest Period" shall mean, initially the period commencing on the Disbursement Date and ending on the numerically corresponding day in the calendar month three or six months thereafter, as selected by the Borrower in its Notice of Borrowing as provided in Section 2.2 and, thereafter, each period commencing on the last day of the next preceding Interest Period and ending three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 a.m. New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the immediately succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month and (iii) if any Interest Period would otherwise (but for this clause (iii)) extend beyond the Maturity Date, then such Interest Period shall end on the Maturity Date.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with IAS, recorded as accounts receivable on the balance sheet of the Borrower or that of its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.

         "Joint Lead Arrangers" shall mean the joint lead arrangers appointed by the Borrower pursuant to a mandate letter and Section 9.1 hereof, initially, J.P. Morgan Securities Inc., Salomon Smith Barney, Inc. and each of their successors in such capacity.

         "JPMCB" shall mean JPMorgan Chase Bank.

         "KCSI" means Kansas City Southern Industries, Inc., a Delaware corporation, and its successors.

         "Lending Office" shall mean, with respect to any Bank, initially, the office of such Bank designated as such in Schedule 1.1(b); thereafter, such other office of such Bank registered with Hacienda or organized and licensed under the laws of Mexico, if any, which shall be making or maintaining Term Loans in accordance with the provisions of this Agreement.

         "LIBOR" shall mean, with respect to the applicable Interest Period, the rate for deposits in Dollars for a period equal to such Interest Period quoted on the second Business Day prior to the first day of such Interest Period, as such rate appears on Page 3750 of the Dow Jones

Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as of 11:00 a.m. (London time) on such date; in each case as determined by the Administrative Agent and notified to the Banks and the Borrower on such second prior Business Day. If LIBOR cannot be determined based on Page 3750 of the Dow Jones Market Service, LIBOR means the average of the rates per annum, as supplied to the Administrative Agent, quoted by the respective London Branches of JPMCB and Citibank, N.A. to prime banks in the London interbank market for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Term Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any other contractual or statutory arrangement or provision having substantially the same economic, financial or operational effect as any of the foregoing); including, without limitation, any device, including without limitation, a foreign, including Mexican, trust or joint venture, for the purpose of setting aside funds for facilitating payments to any person or group of persons.

         "Majority Banks" shall mean at a particular time, Banks the sum of whose Commitments represents at least 662/3% of the aggregate Commitments (or, after all of the Commitments have terminated, the Banks, the sum of whose Term Loans represent at least 662/3% of the Term Loans of all the Banks).

         "Management Fees" shall mean the management fees payable to KCSI and Grupo TMM, and their respective Affiliates, shareholders, partners, directors or other persons, pursuant to (a) the Management Services agreement, dated May 9, 1997, between KCS Transportation Company and the Borrower and (b) the Management Services agreement, dated May 9, 1997, between Grupo TMM and the Borrower; provided that in no event shall such management fees incurred (whether or not paid) in any fiscal year exceed $2,500,000 (which may be adjusted upward based on the U.S. Consumer Price Index).

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or of the Notes or the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder.

         "Maturity Date" shall mean the fourth anniversary of the Effective Date, which date is __________ __, 2006.

         "Mexican Note" shall have the meaning assigned to that term in Section 2.1(c).

         "Mexico" shall mean the Estados Unidos Mexicanos (the United Mexican States).

         "Mexrail" shall mean Mexrail, Inc., a Delaware corporation, and its successors.

         "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Borrower or any of its Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Borrower and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Borrower or any of its Subsidiaries as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with IAS; and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Borrower or any of its Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Northeast Rail Lines" shall mean that portion of the Mexican railroad system that is the subject of the Concession Title.

         "Notes" shall have the meaning assigned to that term in Section 2.1.

         "Notice of Borrowing" shall have the meaning assigned to that term in
Section 2.2 and shall be substantially in the form of Exhibit D.

         "Obligations" shall mean all of the obligations and liabilities of the Borrower to the Banks, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and/or the Administrative Agent now or in the future existing under or in connection with this Agreement and the Notes (as any of the foregoing may from time to time be respectively amended, modified, substituted, extended or renewed), direct or indirect, absolute or contingent, due or to become due, now or hereafter existing.

         "Participant" shall have the meaning assigned to that term in Section 10.11.

         "Participation Agreement" shall have the meaning assigned to that term in Section 10.11.

         "Permitted Investment" shall mean (i) an Investment in the Borrower or any of its Subsidiaries or a Person which will, upon the making of such Investment, become a Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all of its assets to the Borrower or one of its Subsidiaries; provided that (a) such Person's primary business is related, ancillary or complementary to the businesses of the Borrower and its Subsidiaries on the date of such Investment and (b) the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6.1 after giving effect to such Investment as if such Investment had been made on the first day of the four fiscal quarter period most recently ended; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with IAS; and (iv) stock, obligations or securities received in satisfaction of judgments.

         "Permitted Liens" shall mean:

         (a) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IAS shall have been made;

         (b) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IAS shall have been made;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

         (e) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of the business of the Borrower or any of its Subsidiaries;

         (f) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Effective Date; provided that (i) such Liens are created solely for the purpose of securing Indebtedness not in excess of $10,000,000 in the aggregate at any time outstanding which is Incurred to finance the cost (including the cost of improvement, lease or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation or the lease of such property, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100.0% of such cost and (iii) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

         (g) licenses, leases or subleases granted to others that do not materially interfere with the ordinary course of the business of the Borrower and its Subsidiaries, taken as a whole;

         (h) Liens encumbering property or assets under construction arising from progress or partial payments by one of the customers of the Borrower or its Subsidiaries relating to such property or assets the amount of such payments secured by such Liens not to exceed $10,000,000 in the aggregate at any time outstanding;

         (i) any interest or title of a lessor or licensor in the property subject to any Capitalized Lease, operating lease or license agreement, provided that the aggregate amount of such Capitalized Leases, operating leases and licensing agreements does not exceed $10,000,000 in the aggregate at any time outstanding;

         (j) Liens arising from filing Uniform Commercial Code or similar financing statements regarding leases;

         (k) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Borrower or any Subsidiary other than the property or assets acquired;

         (l) Liens arising from the rendering of a final judgment or order against the Borrower or any of its Subsidiaries that does not give rise to an Event of Default;

         (m) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

         (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (o) Liens encumbering customary initial deposits and margin deposits, and other customary Liens on cash and cash deposits, in each case, securing Indebtedness under Swap Agreements designed solely to protect the Borrower or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

         (p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

         (q) Liens on existing accounts receivable in an amount not to exceed $25,000,000 in the aggregate at any time outstanding (but not receivables to be generated in the future) of the Borrower or any of its Subsidiaries; and

         (r) Liens on any assets acquired by the Borrower or any of its Subsidiaries after the Effective Date, which Liens were in existence prior to the acquisition of such assets (to the extent that such Liens were not created in contemplation of or in connection with such acquisition), provided that such Liens are limited to the assets so acquired and the proceeds thereof.

         "Person" shall mean any corporation, partnership, joint venture, trust, limited liability company, individual or other person or entity of any kind.

         "Preferred Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Effective Date, including, without limitation, all series and classes of such preferred stock or preference stock.

         "Public Equity Offering" shall mean an underwritten primary public offering of Capital Stock of the Borrower pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         "Rate of Exchange" shall have the meaning assigned to that term in
Section 10.14.

         "Reinvestment Deferred Amount" shall mean, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or one of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Commitments pursuant to Section 2.4(b) as a result of the delivery of a Reinvestment Notice.

         "Reinvestment Event" shall mean any Asset Sale or issuance of Capital Stock under Section 6.5(d) in respect of which the Borrower has delivered a Reinvestment Notice.

         "Reinvestment Notice" shall mean a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or issuance of Capital Stock to acquire or repair assets useful in its business.

         "Reinvestment Prepayment Amount" shall mean with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower's business.

         "Reinvestment Prepayment Date" shall mean with respect to any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

         "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" of a Person shall mean the Chairman, Chief Executive Officer, President, any Executive Director, Director, Vice President, Treasurer or Assistant Treasurer of that Person, in each case authorized to the extent required by a board resolution or shareholder meeting; provided that such officer is then authorized to bind such Person.

         "Restricted Payments" shall have the meaning assigned to that term in
Section 6.3(a).

         "S&P" shall mean Standard & Poor's Ratings Group and its successors.

         "Senior Discount Debentures" shall mean the Borrower's 11 3/4% Senior Discount Debentures due 2009 issued pursuant to the Senior Discount Debentures Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the Senior Discount Debentures with substantially identical terms as the Senior Discount Debentures.

         "Senior Discount Debentures Indenture" shall mean the indenture, dated as of June 16, 1997, among Grupo TFM, the Borrower and The Bank of New York, as amended, supplemented or otherwise modified from time to time.

         "Senior Notes" shall mean, collectively, the Senior Unsecured Notes I and II and the Senior Discount Debentures.

         "Senior Notes Indentures" shall mean, together, the Senior Discount Debentures Indenture and the Senior Unsecured Notes Indentures I and II.

         "Senior Unsecured Notes I" shall mean the Borrower's 10 1/4% Senior Notes due 2007 issued pursuant to the Senior Unsecured Notes Indenture I and any notes issued by the Borrower in exchange for, and as contemplated by, the Senior Unsecured Notes I with substantially identical terms as the Senior Unsecured Notes I.

         "Senior Unsecured Notes II" shall mean the Borrower's 12 1/2% Senior Notes due 2012 issued pursuant to the Senior Unsecured Notes Indenture II and any notes issued by the Borrower in exchange for, and as contemplated by, the Senior Unsecured Notes II with substantially identical terms as the Senior Unsecured Notes II.

         "Senior Unsecured Notes Indenture I" shall mean the indenture, dated as of June 16, 1997, among Grupo TFM, the Borrower and The Bank of New York, as amended, supplemented or otherwise modified from time to time.

         "Senior Unsecured Notes Indenture II" shall mean the indenture, dated as of June 13, 2002, among Grupo TFM, the Borrower and The Bank of New York, as amended, supplemented or otherwise modified from time to time.

         "Simple Note" shall have the meaning assigned to that term in Section 2.1(b).

         "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person or by such Person and one or more other Subsidiaries of such Person.

         "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Temporary Cash Investment" shall mean any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits denominated and payable in U.S. Dollars maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $200,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by S&P or Moody's or any money-market fund denominated and payable in U.S. dollars sponsored by a registered broker dealer or mutual fund distributor;
(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper denominated and payable in U.S. Dollars, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; (vi) Certificados de la Tesoreria de la Federacion (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes) issued by the Mexican government and maturing not more than 180 days after the acquisition thereof, (vii) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (vi) above; (viii) demand deposit accounts with U.S. banks (or Mexican banks specified in clause
(ix) of this definition) maintained in the ordinary course of business; and (ix) certificates of deposit, bank promissory notes and bankers' acceptances denominated in Mexican pesos, maturing not more than 180 days after the acquisition thereof and issued or guaranteed by any one of the five largest banks (based on assets as of the immediately preceding December 31) organized under the laws of Mexico and which are not under intervention or controlled by the Fondo Bancario de Proteccion al Ahorro or any successor thereto.

         "Term Loans" shall have the meaning specified in Section 2.1(a).

         "Texas Mexican Railway Company" means the Texas Mexican Railway Company, a Texas corporation, and its successors.

         "Trade Payables" shall mean, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Tranche" shall mean all outstanding Term Loans having the same Interest Period.

         "Transaction Date" shall mean, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Up-Front Fees" shall have the meaning assigned to that term in Section 2.9(c).

         "VAT Refund" shall mean the amount of value added taxes paid or payable to the Borrower by Mexico as a result of matters pending on June 16, 1997 with respect to such value added taxes.

         "Voting Stock" means with respect to any Person, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person, excluding, however, Class III Series A shares and Class III Series B shares of the Borrower owned by Mexico as of June 23, 1997 and any class or kind of capital stock which has limited or restricted voting rights (i.e., having the power to vote for the election of a minority of the directors, managers or other voting members of the governing body of each class) under the By-laws of such Person or under Mexican law.

         "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares, Investments by foreign nationals mandated by applicable law or any minimum statutorily required shares under Mexican law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

         SECTION 1.2.      Other Definitional Provisions.

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein shall have the meanings customarily given in accordance with IAS as in effect on the Effective Date. All ratios and computations shall be computed in conformity with IAS applied on a consistent basis in U.S. Dollars.

         (c) The term "including" is not limiting and means "including without limitation".

         (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (f) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF COMMITMENTS

         SECTION 2.1. Commitments; Notes. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make a term loan (individually, a "Term Loan" and, collectively, "Term Loans") to the Borrower on any Business Day during the five Business Days following the Effective Date (the "Disbursement Date") in an amount not to exceed the amount of the Commitment of such Bank.

         (b) The Term Loans made by each Bank shall, subject to the provisions of Section 2.1(c) below, be evidenced by a promissory note of the Borrower in substantially the form of Exhibit A-1 appropriately completed (each, a "Simple Note"; and, collectively and together with any Mexican Notes issued pursuant to Section 2.1(c) below, the "Notes"), in the principal amount of such Bank's Commitment representing the obligation of the Borrower to pay to such Bank the unpaid principal amount of all such Term Loans made by such Bank pursuant to Section 2.1(a), plus interest thereon as provided in Sections 2.5 and 2.6. The date and principal amount of each Term Loan made by such Bank, and the date and amount of each payment or prepayment of the principal amount of each such Term Loan, shall be recorded by such Bank on the Schedules annexed to its Simple Note and such Schedules shall constitute prima facie evidence of the accuracy of the information so recorded, provided, however, that the failure of any Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Simple Notes.

         (c) The Borrower agrees that whenever a Term Loan is made hereunder, or at any time while a Term Loan made hereunder is outstanding, upon the request of any Bank holding a Simple Note in respect of any portion of such Term Loan, the Borrower shall issue to such Bank, against delivery to the Borrower, for cancellation, of such Simple Note, a new promissory note in the form of Exhibit A-2 hereto appropriately completed (a "Mexican Note"), in the principal amount of the outstanding Term Loan that is evidenced by the Simple Note. Each Bank acknowledges and agrees that if it requests a Mexican Note in respect of its portion of any Term Loan hereunder, then it shall be obligated to accept a Mexican Note in respect of its portion of all Term Loans hereunder, and that the Borrower shall have no further obligation to issue to it any Simple Notes.

         SECTION 2.2. Procedure for Borrowing. The Borrower shall give the Administrative Agent irrevocable notice, substantially in the form of Exhibit D (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time, at least three Business Days prior to the Disbursement Date) requesting that the Banks make the Term Loans on the Disbursement Date and specifying the amount thereof and the initial Interest Period therefor (the "Notice of Borrowing"). Upon receipt of such notice the Administrative Agent shall promptly notify each Bank thereof. Not later than 12:00 Noon, New York City time, on the Disbursement Date each Bank shall make available to the Administrative Agent at the Administrative Agent's office set forth in Section
10.7 an amount in immediately available funds equal to the Term Loan to be made by such Bank. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Banks in immediately available funds.

         SECTION 2.3. Repayment. The Term Loan of each Bank shall be payable in seven consecutive semi-annual installments, each of which shall be in an amount equal to such Bank's Commitment Percentage multiplied by the amount set forth below opposite such installment:

Installment             Principal Amount
-----------             ----------------
September __, 2003         $21,428,571
    March __, 2004         $21,428,571
September __, 2004         $21,428,571
    March __, 2005         $21,428,571
September __, 2005         $21,428,571
    March __, 2006         $21,428,571
September __, 2006         $21,428,571

         SECTION 2.4.      Prepayments.

         (a)     Optional Prepayments.

                  (i) The Borrower may, without penalty or premium but subject to the indemnity provisions of Section 2.14, prepay the Term Loans upon at least five Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment. Each such optional prepayment shall be made ratably among the Banks based on the Commitment Percentages and shall be applied to prepay the installments of the Term Loans in inverse order of maturity.

                  (ii) Upon receipt of a notice of prepayment, the Administrative Agent shall promptly notify each Bank thereof. If such notice is given, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to, and any other amounts then due on, each such date on the amount prepaid. Prepayments of the Term Loans shall be in a minimum amount equal to US$5,000,000 and in multiples of US$1,000,000 in excess thereof, or, if less, the aggregate principal amount of the Term Loans then outstanding. Amounts prepaid may not be reborrowed.

         (b)      Mandatory Prepayments.

                  (i) If on any date the Borrower or any its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale permitted under
         Section 6.10 or from any issuance of Capital Stock under Section 6.5(d), then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied in accordance with clause (ii) of this Section 2.4(b), on such date toward the prepayment of the Term Loans; provided, that, notwithstanding the foregoing, (i) aggregate Net Cash Proceeds of Asset Sales and issuances of Capital Stock of Subsidiaries not to exceed $10,000,000 in any fiscal year of the Borrower or $20,000,000 prior to the Maturity Date shall be excluded and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied in accordance with clause (ii) of this Section 2.4(b), toward the prepayment of the Term Loans until such outstanding Term Loans are repaid in full.

                  (ii) Amounts to be applied in connection with prepayments made pursuant to clause (i) of this Section 2.4(b) shall be applied to the Term Loans. Prepayments of the Term Loans shall be made ratably among the Banks based on the Commitment Percentages and shall be applied to installments thereof in the inverse order of maturity.

                  (iii)   Each prepayment of the Term Loans under this
         Section 2.4(b) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Any prepayment of the Term Loans pursuant to this Section shall be subject to the provisions of
         Section 2.14. Amounts prepaid may not be reborrowed.

         SECTION 2.5.      Interest Rates and Payment Dates.

         (a) The Term Loans comprising each Tranche shall bear interest for each day during the Interest Period for such Tranche on the unpaid principal amount thereof at a rate per annum equal to LIBOR determined for such Interest Period plus the Applicable Margin.

         (b) If all or a portion of (i) the principal amount of the Term Loans, (ii) any interest payable on the principal amount of the Term Loans or
(iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to LIBOR plus the Applicable Margin plus 2.0% from the date of such non-payment until paid in full (both after and before judgment) and shall be payable on demand.

         (c) Except as otherwise provided in paragraph (b) of this Section 2.5, interest shall be payable in arrears on each Interest Payment Date and on the Maturity Date.

         SECTION 2.6.      Computation of Interest.

         (a) Interest in respect of the Term Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Banks of each determination of LIBOR; provided, however, that any failure to do so shall not relieve the Borrower of any liability hereunder.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or any Bank, deliver to the Borrower or such Bank, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.5(a).

         SECTION 2.7. Inability to Determine Interest Rate. In the event that the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the interbank eurodollar market, adequate means do not exist for ascertaining LIBOR applicable pursuant to Section 2.5(a) for any requested Interest Period, the Administrative Agent shall forthwith give notice by facsimile of such determination to the Borrower and each Bank at least one day prior to the last day of the current Interest Period. During the 30 days following such notice, the Borrower and the Administrative Agent shall negotiate a mutually satisfactory interest rate to be substituted for the interest rate calculated in accordance with Section 2.5(a). If a substituted interest rate is agreed upon, it shall be effective from the first day of such Interest Period. If the Borrower and the Administrative Agent fail to agree upon a substituted interest rate, the unpaid principal amount of the Term Loans shall bear interest from the first day of such Interest Period at the rate per annum equal to the rate determined by the Required Lenders to be the cost to maintain such unpaid principal amount outstanding during such period plus the Applicable Margin.

         SECTION 2.8. Maximum Interest Rate. Anything in this Agreement or any Notes to the contrary notwithstanding, the interest rate on the Term Loans shall in no event be in excess of the maximum permitted by applicable law.

         SECTION 2.9.      Fees.

         (a) Administration Fee. The Borrower will pay to the Administrative Agent, for the sole account of the Administrative Agent, an administration fee (the "Administration Fees") in the amount and at the times agreed to by the Administrative Agent and the Borrower in a separate fee letter (the "Administration Fee Letter").

         (b) Arrangement Fees. The Borrower will pay to the Joint Lead Arrangers, for the account of the Joint Lead Arrangers, the arrangement fees (the "Arrangement Fees") in the amounts and at the times agreed to by the Joint Lead Arrangers and the Borrower in a separate fee letter (the "Arrangement Fee Letter").

         (c) Up-Front Fees. The Borrower will pay to the Administrative Agent, for the account of the Banks, an up-front fee (collectively, the "Up-Front Fees") payable in accordance with the terms outlined on page 36 of the TFM Lenders Meeting Presentation dated July 31, 2002.

         SECTION 2.10.     Pro Rata Treatment and Payments.

         (a) The Term Loans shall be made by the Banks pro rata according to their respective Commitments.

         (b) Except as otherwise provided in Sections 2.11, 2.12, 2.13 and/or 2.14, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans held by each Bank. All payments (including prepayments) to be made by the Borrower on account of principal, interest, Fees and other amounts due and payable hereunder shall be made without set-off or counterclaim and (except as otherwise provided in Sections 2.13, 2.14, 2.15 and 2.16) shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Banks, at the Administrative Agent's office set forth in Section 10.7, which shall be maintained in New York, New York, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. The Borrower shall have no liability to any Bank with respect to any amount for which the Borrower has made payment to the Administrative Agent, for the account of such Bank. If any payment on a Term Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

         (c) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a borrowing that such Bank will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Bank is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Disbursement Date, such Bank shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Bank makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Bank's share of such borrowing is not made available to the Administrative Agent by such Bank within three Business Days after such Disbursement Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the Term Loans, on demand, from the Borrower.

         (d) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Banks their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Bank to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Bank against the Borrower.

         SECTION 2.11.     Taxes.

         (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction for or on account of, any present or future income, stamp, sales or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, imposed, levied, collected, withheld or assessed by any Governmental Authority of Mexico or any other jurisdiction from which payment is made or is deemed to be made (excluding the following "Excluded Taxes": net income taxes or franchise taxes imposed on any recipient of such payment (each a "Payee") as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax and the Payee (other than any such connection arising solely from the Payee having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and withholding taxes to the extent imposed by reason of any Payee or its assignees or participants, if any, failing to make reasonable commercial efforts to maintain its registration with Hacienda). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Payee hereunder, (subject to the right of the Borrower to contest any such requirement in good faith, so long as proper reserves are maintained and each Payee hereunder is paid the full amounts payable hereunder including any gross-up payable) the Borrower shall pay such Non-Excluded Taxes to the appropriate taxing authority, and the amounts payable to each such Payee shall be increased by such additional amounts (the "Additional Amounts") necessary to yield to such

Payee (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Tax is payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, for the account of such Payee, a certified copy by a Responsible Officer of the Borrower of a stamped filed receipt showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the affected Payees for any incremental taxes, interest or penalties that may become payable by any such Payee as a result of any such failure. This indemnity and agreement shall survive termination of the Agreement and payment of the Term Loans.

         (b) Each Payee shall, from time to time at the request of the Borrower or the Administrative Agent, furnish to the Borrower or the Administrative Agent, as the case may be, such documentation as may be required to establish any available exemption from, or reduction in the amount of, otherwise applicable Non-Excluded Taxes. The Borrower and the Administrative Agent shall be entitled to rely upon the accuracy of any such documentation furnished to it by any Payee and shall have no obligation to indemnify such Payee for any incremental taxes, interest or penalties that may become payable by such Payee solely as a result of any inaccuracy contained therein or the Payee's failure to furnish such documentation.

         SECTION 2.12. Illegality. Notwithstanding any other provisions herein, if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain a Term Loan as contemplated by this Agreement, then such Bank may give notice thereof to each of the Borrower and the Administrative Agent and, upon the giving of such notice (a) the Commitment of such Bank hereunder to make a Term Loan shall forthwith be canceled and (b) such Bank's Term Loans then outstanding shall bear interest, from the last day of the then current Interest Period or earlier if required by law, at the Base Rate plus the Applicable Margin then in effect less 1.0% per annum. If any such conversion of Term Loans is made on a day which is not the last day of the Interest Period therefor, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to
Section 2.14. For purposes of this Section 2.12, "Base Rate" shall mean, for any day, the higher of (i) the rate of interest publicly announced by JPMCB from time to time as its prime rate in New York City, the prime rate to change as and when such designated rate changes or (ii) the effective Federal Funds Effective Rate plus one-half of one percent (1/2 of 1.0%), in each case as in effect for such day.

         SECTION 2.13.     Requirements of Law.

         (a) If, after the Effective Date, and as a result of the adoption of any law, regulation, treaty or official directive or request (whether or not having the force of law) or any change therein or any introduction thereof (which such change or introduction is publicly announced through official governmental, regulatory or other customary means after the Effective Date) or compliance therewith by the Borrower, the Administrative Agent or any Bank (or any corporation controlling such Bank) including those relating to taxation, reserves, special deposit, cash ratio, liquidity, capital adequacy or Eurocurrency Liabilities or other requirement or any other form of banking or monetary requirements or controls, any of the following shall occur:

                  (i) the cost to any Bank of maintaining its Term Loan is increased by an amount determined by such Bank to be material; or

                  (ii) any amount receivable by any Bank is reduced by an amount determined by such Bank to be material as a result of maintaining its Term Loan; or

                  (iii) the rate of return on such Bank's (or its controlling corporation's) capital is reduced as a consequence of its obligations hereunder below that which such Bank could have achieved but for such adoption, change or introduction (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material;

in the case of each of clauses (i), (ii) and (iii) other than any increase in or incurrence of cost, reduction in yield or other return or additional payment resulting from Excluded Taxes, then and in each such case:

              (A) such Bank or the Administrative Agent on its own behalf (each of the foregoing, an "Affected Bank") shall notify the Borrower through the Administrative Agent in writing of such event promptly upon its becoming aware of the event entitling it to make a claim; and

              (B) upon demand from time to time by such Affected Bank through the Administrative Agent, the Borrower shall pay to the Administrative Agent for the account of such Affected Bank such amount as shall compensate such Affected Bank for such increased cost, reduced amount receivable or reduction in rate of return. The certificate of such Affected Bank specifying the amount of such compensation shall be conclusive save in the case of manifest error.

         (b)      If an Affected Bank shall request compensation under this
Section 2.13, such Bank shall furnish to the Borrower a statement setting forth the basis for requesting such compensation.

         (c) The covenants and agreements set forth in this Section 2.13 shall survive the termination of this Agreement and the payment of the outstanding Term Loans. Failure or delay on the part of any Bank to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Bank's right to demand compensation; provided that the Borrower shall not be required to compensate a Bank, as applicable, pursuant to this Section 2.13 for any increased costs or reductions incurred more than 180 days prior to the date that such Bank notifies the Borrower of the event giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor; and provided further that, if the event giving rise to such increased costs or reduction is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.14. Funding Indemnity. The Borrower agrees to indemnify each Bank and to hold such Bank harmless from any actual loss or expense (excluding loss of profit) which such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment when due (by acceleration or otherwise) of the principal amount of or interest on the Term Loan of such Bank,
(b) default by the Borrower in making a borrowing of Term Loans or any prepayment after the Borrower has given a notice in accordance with Section 2.2 or 2.4(a), respectively, and (c) the making by the Borrower of a prepayment of the Term Loans on a day which is not the last day of the Interest Period with respect thereto (whether or not the Administrative Agent or such Bank has previously consented to such prepayment), including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Term Loan hereunder as set forth in a certificate of such Bank delivered to the Borrower through the Administrative Agent. This covenant shall survive termination of this Agreement and payment of the Term Loans.

         SECTION 2.15.     Sharing of Payments, Etc.

         (a) If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Obligations owing to it hereunder or in respect of its Term Loan any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Obligations obtained by all the Banks, such Bank shall forthwith (i) notify the Administrative Agent of such fact, and
(ii) purchase from the other Banks such participations in such amounts made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (determined for this purpose according to the proportion of (A) the amount of such paying Bank's required repayment to (B) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.15 and will in each case notify the Banks and the Borrower following any such purchases.

         (b) The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.12) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         SECTION 2.16.     Change of Lending Office.

         (a) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.11, 2.12 or 2.13(a) as to it, it will use its reasonable best efforts to avoid or minimize the consequences of such event; provided, however, that such action shall not, in the judgment of such Bank, as the case may be, be illegal or economically or otherwise disadvantageous to it. If such Bank is entitled to compensation for the events specified under

Section 2.11 or 2.13(a), or is required to make a prepayment as a result of the operation of Section 2.12, it shall endeavor for a period of 30 days to designate a different office for any Obligation affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, result in any economic, legal or regulatory or other disadvantage to such Bank or any of its affiliates.

         SECTION 2.17. Replacement of Banks. The Borrower shall be permitted to replace any Bank that (a) requests reimbursement for amounts owing pursuant to Section 2.11 or 2.13(a), (b) is required to make a prepayment as a result of the operation of Section 2.12 or (c) defaults in its obligation to make its Term Loan hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Bank shall have taken no action under
Section 2.16 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.11 or 2.13(a) or the operation of Section 2.12, (iv) the replacement financial institution shall purchase, at par, the Term Loan and other amounts owing to such replaced Bank on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Bank under
Section 2.12 if the Term Loan owing to such replaced Bank shall be purchased other than on the last day of an Interest Period relating thereto, (vi) the replacement financial institution, if not already a Bank, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Bank shall be obligated to make such replacement in accordance with the provisions of Section
10.10 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.11 or 2.13(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Bank shall have against the replaced Bank.

                                  ARTICLE III
                             CONDITIONS PRECEDENT

         SECTION 3.1. Conditions to Effective Date. This Agreement shall become effective on the date that the following conditions and the conditions precedent set forth in Section 3.2 have been fulfilled:

         (a) Agreement. The Administrative Agent shall have received counterparts of this Agreement, duly executed by each party hereto.

         (b) Notes. All the Notes shall have been duly executed and delivered by the Borrower to the Administrative Agent.

         (c) Opinion of Borrower's Counsel. The Administrative Agent shall have received an opinion, dated the Effective Date, of Haynes and Boone LLP and Haynes and Boone, S.C., special U.S. counsel and special Mexican counsel, respectively, to the Borrower, in substantially the form of Exhibit B. The opinion of Borrower's counsel shall be addressed to the Administrative Agent, the Documentation Agent, the Joint Lead Arrangers and the Banks.

         (d) Opinion of Counsel to the Administrative Agent. The Administrative Agent shall have received the opinion of Mexican counsel to the Administrative Agent, dated the Effective Date and in form and substance satisfactory to the Administrative Agent.

         (e) Governmental Approvals. All necessary orders, consents, approvals (including authorizations from any central bank), licenses, permissions, registrations and validations of, or notices to or filings with, and exemptions by, any Mexican Governmental Authority required for the execution, delivery, performance or carrying out by the Borrower of the provisions of this Agreement and the Notes for the validity or enforceability of the obligations incurred hereunder or thereunder shall have been obtained and shall be in full force and effect and copies thereof certified by appropriate officers of the Borrower to such effect shall have been delivered to the Administrative Agent.

         (f) Organizational Documents. There shall have been delivered to the Administrative Agent the following organizational documents: (i) a duly certified copy by Mexican Public Notary, in Spanish, of the estatutos of the Borrower as adopted as of the Effective Date; (ii) an incumbency certificate designating the officers of the Borrower (together with their specimen signatures) authorized to execute any document in connection with the transactions contemplated by this Agreement; and (iii) copies authorized by Mexican Public Notary of resolutions of the Board of Directors of the Borrower certified by the Secretary of the Board of Directors of the Borrower or a Responsible Officer of the Borrower and dated as of the Effective Date, authorizing the execution, delivery and performance of this Agreement, each Fee Letter and the Notes and the designation of CT Corporation as the Borrower's agent for service of process. Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates.

         (g) Change of Conditions. No introduction of or any change in the interpretation of any law or regulation that would make it unlawful or impracticable for the Banks or the Administrative Agent to undertake the transactions contemplated by this Agreement shall have occurred and be continuing.

         (h) Payment of Fees and Expenses. The Borrower shall have paid: (A) to the Administrative Agent, the Administration Fees due on the Date of Issuance; (B) to the Joint Lead Arrangers, the Arrangement Fees due on the Date of Issuance; and (C) to the Administrative Agent for the account of the Banks, the Up-Front Fees.

         (i) Agent for Service of Process. The Administrative Agent shall have received a certified copy of the applicable notarial deed by which the Borrower has appointed and granted a power of attorney to the agent for service of process in New York, New York pursuant to Section 10.13, and that the agent has accepted such appointment.

         (j) Governmental Concessions The Administrative Agent shall have received copies of the Concession Title together with a certificate of the Secretary of the Board of Directors of the Borrower or any Responsible Officer of the Borrower stating that such Concession Title is in full force and effect and further that the Borrower is in material compliance with all terms and conditions applicable thereunder or pursuant to applicable law.

         (k) Financial Statements. The Administrative Agent shall have received (i) audited consolidated financial statements of the Borrower for the 1999, 2000 and 2001 fiscal years and (ii) unaudited interim consolidated financial statements of the Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause
(i) of this paragraph through June 30, 2002 and such financial statements shall be in form and substance satisfactory to the Administrative Agent.

         (l) Projections. The Administrative Agent shall have received financial projections of the Borrower through fiscal year 2006, in form and substance satisfactory to the Administrative Agent.

         (m) Termination of Existing CP Facility. The Administrative Agent shall have received a termination letter, in form and substance satisfactory to the Administrative Agent, dated the Effective Date, confirming that all obligations of the Borrower under the Existing CP Facility shall have been satisfied in full or will be satisfied concurrently with the effectiveness of this Agreement and that the Existing CP Facility shall have been terminated or will be terminated concurrently with the effectiveness of this Agreement.

         (n) CP Facility. The conditions set forth in Article V of the CP Facility shall have been satisfied.

         In connection with this Section 3.1, the Borrower shall deliver to the Administrative Agent sufficient copies (executed originals and certified English translations where applicable) of all documents for each of the Banks.

         SECTION 3.2. Conditions to Term Loan. The agreement of each Bank to make a Term Loan on any date is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. The representations and warranties of the Borrower contained herein (other than any such representation or warranty which, by its term, speaks as of a particular date) are true and correct in all material respects on and as of the date of the making of such Term Loan by the Banks with the same effect as if made on and as of such date.

         (b) No Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or shall come into existence as a result thereof or the use of the proceeds thereof.

The borrowing of the Term Loans by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this Section 3.2 have been satisfied.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent to enter into this Agreement and to induce the Banks to make the Term Loans provided for herein, the Borrower makes the following representations and warranties to the Banks, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent, all of which shall survive the execution and delivery of this Agreement:

         SECTION 4.1. Status and Licensing. The Borrower is a limited liability variable capital corporation (sociedad anonima de capital variable) duly organized and validly existing under the laws of Mexico. The Borrower has the power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage and is duly qualified or licensed as a foreign corporation in each jurisdiction in which such qualification is required, unless failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.2. Corporate Power and Authority; Enforceable Obligations. (a) The Borrower has the corporate power to execute, deliver and perform the terms and provisions of this Agreement, the Notes and the Fee Letters, and has taken all necessary corporate action required by the estatutos of the Borrower to authorize the execution, delivery and performance of this Agreement, the Notes and the Fee Letters.

         (b) This Agreement, the Notes and the Fee Letters have been duly authorized, executed and delivered by the Borrower.

         (c) Each of this Agreement and the Fee Letters constitutes,and each Note when executed by the Borrower and delivered for value received will constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, concurso mercantil, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         SECTION 4.3. Compliance with Law and Other Instruments. Neither the execution, delivery or performance of this Agreement or the Notes in accordance with their respective terms, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene the charter or bylaws (estatutos) (or other equivalent organizational documents) of the Borrower or contravene any Requirement of Law to which the Borrower is subject or any judgment, decree, order or permit applicable to the Borrower, or will conflict with or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument (other than those permitted or required by this Agreement and the Notes, including, without limitation, Permitted Liens) to which the Borrower is a party or bound or to which it may be subject or violate any provision of the estatutos of the Borrower, except in each case where such conflict, breach, default or violation would not have a Material Adverse Effect.

         SECTION 4.4. Litigation and Environmental Matters. There are no actions, suits or proceedings pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower before any court, tribunal or other Governmental Authority: (a) with respect to this Agreement, the Notes or the transactions contemplated hereby or thereby or (b) which individually or in the aggregate could be reasonably expected to have a Material Adverse Effect. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Borrower (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability or (iv) knows of no basis for any Environmental Liability. The Borrower is not in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Borrower which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.5. Governmental Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or notice to or filing with, or exemption by, any Governmental Authority is required by the Borrower to authorize, or is required in connection with, the execution, delivery and performance by the Borrower of this Agreement and the Notes or the taking of any action by the Borrower hereby or thereby contemplated, or, if any of the foregoing are required, they have been obtained and are in full force and effect.

         SECTION 4.6.      Financial Information.

         (a) The audited financial statements of the Borrower dated December 31, 1999, 2000 and 2001, and unaudited financial statements as of June 30, 2002 (the "Financial Statements"), including in each case the related schedules and notes, fairly present the financial condition of the Borrower as of the dates of such statements and the results of their operations for the periods therein stated and have been prepared in accordance IAS, consistently applied throughout the periods involved (unless and to the extent otherwise stated therein).

         (b) Except as fully disclosed in the Financial Statements, there are no liabilities or obligations with respect to the Borrower and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) and the Borrower knows of no basis for the assertion against it or its Subsidiaries of any liability or obligation of any nature that is not fully disclosed in the Financial Statements which, in either case, either individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

         (c) Since December 31, 2001, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.7. Taxes, Assessments and Fees. The Borrower has paid all taxes due except such taxes as are being contested in good faith for which adequate (in the good faith judgment of the Borrower) reserves have been made (in accordance with IAS) or such taxes the failure of which to pay could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.8. Investment Company Act. The Borrower is not an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

         SECTION 4.9.      Accuracy of Information. All written
information supplied by the Borrower to the Administrative Agent, the Documentation Agent, the Joint Lead Arrangers, the Arrangers and the Banks relating to the Borrower, viewed in the aggregate, was true and accurate in all material respects as of the date supplied, and did not as of such date, and does not, in each case viewed in the aggregate, omit to state any material information necessary to make the information therein contained, in light of the circumstances under which such information was supplied, not misleading.

         SECTION 4.10. Absence of Default. No Default or Event of Default has occurred and is continuing.

         SECTION 4.11. Obligations Pari Passu; Recourse; Liens. The Obligations of the Borrower under this Agreement and the Notes rank at least pari passu in right of payment with all its other senior unsecured Indebtedness, except for obligations accorded preference by mandatory provisions of law. There is no Lien upon or with respect to any of the present or future properties or Indebtedness of the Borrower or its Subsidiaries other than liens permitted or required by this Agreement or the Notes, including, without limitation, Permitted Liens.

         SECTION 4.12. Withholding Tax. As of the Effective Date, there is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Mexico or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or the Notes or the Fee Letters or (ii) on any payment to be made by the Borrower pursuant to this Agreement or the Notes or any of the Fee Letters to any Person, except that payments of interest under this Agreement and fees payable hereunder and under any Fee Letter will be subject to a Mexican withholding tax at a rate of 4.9% so long as the payee is a commercial bank or other financial institution registered with Hacienda and, if applicable, the Borrower complies with general rules issued by Hacienda. As of the Effective Date, the Borrower is permitted under applicable law, to make all payments pursuant to this Agreement, the Notes or the Fee Letters free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Mexico or any political subdivision or taxing authority thereof, as provided in this Agreement or in the Notes, without any liability to be borne by the payee in connection with such Mexican withholding tax to the extent that the Borrower has complied with its obligations in Section 2.11 of this Agreement to pay to the appropriate Mexican authorities applicable withholding taxes required to be paid by the Borrower.

         SECTION 4.13. Proper Form; No Filing. This Agreement is (or, in the case of any Note, will be, upon the issuance thereof in accordance herewith) in proper legal form for the enforcement thereof in Mexico against the Borrower; provided, however, that if any legal proceedings are brought in a court of Mexico for the enforcement against the Borrower, of this Agreement and the Notes, a Spanish translation of such documents prepared by a translator approved by the Mexican court would have to be approved by such court after the Borrower has been given the opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based on the translated documents. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the Notes in Mexico it is not necessary that this Agreement or any other document be filed or recorded with any Governmental Authority in Mexico or be notarized, or that any stamp or similar tax be paid on or in respect of this Agreement or any of the Notes.

         SECTION 4.14. Choice of Law. In any action or proceeding involving the Borrower arising out of or relating to this Agreement in any court of Mexico, a Bank, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent would be entitled to the recognition and effectiveness of the choice of law provisions of Section 10.5.

         SECTION 4.15. Immunity. The Borrower is subject to suit in Mexico and neither it nor its property has any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court and service of process, attachment or execution in Mexico with respect to its obligations, liabilities, or any other matter under or arising out of or in connection with this Agreement or any Notes, and to the extent that the Borrower or its property may have or may hereafter become entitled to any such right of immunity it has effectively waived such right under Section 10.16; provided, that the Concession Title may not be transferred to any Person without the prior consent of Mexico. The waiver by the Borrower described in the immediately preceding sentence is a legal, valid and binding obligation thereof. The foregoing waiver is intended to be effective to the fullest extent now or hereafter permitted by the applicable law of any jurisdiction in which any suit, action or proceeding with respect to this Agreement may be commenced. The performance of this Agreement and the Notes by the Borrower constitutes private and commercial acts rather than governmental or public acts.

         SECTION 4.16. Status of Concession. The Concession Title is in full force and effect and no investigation or proceeding seeking the termination or revocation of the Concession Title has been initiated or attempted.

         SECTION 4.17. Properties. (a) The Borrower has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) The Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.18.     Subsidiaries. The Subsidiaries listed on Schedule
4.18 hereto constitute the only Subsidiaries of the Borrower as at the date hereof.

         SECTION 4.19. Federal Regulations. No part of the proceeds of any Term Loan will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         SECTION 4.20. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower have not been in violation of any applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower on account of employee health and welfare insurance have been paid or accrued as a liability on the financial statements of the Borrower.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that for so long as this Agreement is in effect and until all of the Obligations are paid in full, the Borrower will:

         SECTION 5.1. Senior Obligations. Ensure that its obligations under this Agreement and the Notes shall at all times rank at least pari passu with all its other present and future direct, indirect, unsecured and unsubordinated Indebtedness, except for obligations accorded preference by mandatory provisions of law.

         SECTION 5.2.      Financial Statements.

         (a) Deliver to the Administrative Agent as soon as available, and in any case within 120 days of the end of each fiscal year of the Borrower, originals and English translations of the consolidated annual financial statements of the Borrower and its Subsidiaries audited and reported on in accordance with IAS, consistently applied (except as otherwise discussed in the notes to such financial statements) by independent auditors of recognized standing, which financial statements shall present fairly in accordance with IAS the financial condition of the Borrower as at the end of the relevant fiscal year and the results of the operations of the Borrower for such fiscal year;

         (b) Deliver to the Administrative Agent as soon as available, and in any case within 45 days of the end of each fiscal quarter, originals and English translations of the unaudited consolidated financial statements of the Borrower and its Subsidiaries in respect of such fiscal quarter prepared in accordance with IAS, consistently applied (except as otherwise discussed in the notes to such financial statements), which financial statements shall present fairly in accordance with IAS, the financial condition of the Borrower as at the end of the relevant fiscal quarter of each fiscal year and the results of the operations of the Borrower for such fiscal quarter;

         (c) Concurrently, with the delivery of the financial statements pursuant to paragraphs (a) and (b) above, deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower stating that (i) to the best of such Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and other related agreements and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a compliance certificate by the Borrower containing all information and calculations necessary for determining compliance by the Borrower with the covenants contained in Section 6.1;

         (d) Deliver to the Administrative Agent sufficient copies of the statements referred to in paragraphs (a) and (b) for all the Banks and other parties to this Agreement; and

         (e) Furnish to the Administrative Agent copies of such other financial reports filed by the Borrower with any Governmental Authority or with any Mexican or other securities exchange and which are publicly available which the Administrative Agent (or any Bank through the Administrative Agent) may from time to time reasonably request; provided that the information will be furnished in Spanish unless information is provided publicly in English.

         SECTION 5.3. Notice of Default; Litigation and Material Adverse Effect. Furnish to the Administrative Agent, not later than five Business Days after a Responsible Officer of the Borrower obtains knowledge thereof (and the Administrative Agent will notify each Bank thereof):

         (a) written notice of any Default or Event of Default, signed by a Responsible Officer of the Borrower, describing such Default or Event of Default and the steps that the Borrower proposes to take in connection therewith;

         (b) written notice of any litigation, action or proceeding pending or threatened in writing against the Borrower before any Governmental Authority, which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect; and

         (c) a certificate of a Responsible Officer of the Borrower setting forth details of any event that may have a Material Adverse Effect on the Borrower and the actions the Borrower proposes to take with respect thereto.

         SECTION 5.4. Use of Proceeds. Use the proceeds of Term Loans solely for general working capital purposes which shall include, without limitation, the repayment of obligations of the Borrower under the Existing CP Facility.

         SECTION 5.5.      Conduct of Business and Maintenance of Existence.

         (a) Continue to engage in business of the same general type as now conducted by it or authorized by its estatutos or by the Concession Title and preserve, renew and keep in full force and effect its corporate existence, subject to any merger or consolidation permitted under Section 6.11 and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (including, without limitation, the Concession Title) and comply with all contractual obligations (including the terms of such Concession Title) binding on it or its property except for failure to maintain any rights, privileges or franchises or to comply with contractual obligations which, in the aggregate, would not have a Material Adverse Effect.

         SECTION 5.6. Maintenance of Government Approvals. Maintain in full force and effect all material governmental approvals (including any exchange control approvals), consents, licenses and authorizations which may be necessary or appropriate under any applicable law or regulation for the conduct of its business, for the execution, delivery and performance of this Agreement and the Notes by the Borrower and for the validity or enforceability against it hereof and thereof and take all necessary governmental and administrative action in Mexico to make all payments to be made by it hereunder and thereunder. The Borrower will file all applications necessary for, and shall use its best efforts to obtain, any additional authorization as soon as possible after determination that such authorization or approval is required for the Borrower to perform its obligations hereunder or under this Agreement and the Notes, including, but not limited to, any filings necessary to obtain payment in US Dollars in respect of this Agreement, the Notes or the Term Loans.

         SECTION 5.7.      Compliance with Laws and Other Instruments.
Comply in all material respects with (a) all applicable Requirements of Law (including, without limitation, all applicable Mexican railroad regulations (including the filing of documents, the fulfillment of investment requirements and the performance of services as required in the Concession Title and the applicable laws and regulations)), and (b) any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party or bound or to which it may be subject, except in each case where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where failure to comply could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.8. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance with financially sound, responsible and reputable insurance companies in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by the Borrower or such Subsidiary, as the case may be, in the same general areas in which the Borrower or such Subsidiary owns and/or operates its properties.

         SECTION 5.9. Maintenance of Books and Records and Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, maintain books, accounts and records in accordance with IAS. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Bank, upon reasonable prior written notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all during business hours of the Borrower or such Subsidiary and as often as reasonably requested.

         SECTION 5.10. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with IAS and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.11. Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except in each case where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where failure to comply could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that for so long as this Agreement is in effect and until all of the Obligations are paid in full, the Borrower shall not, and shall not permit any of its Subsidiaries to:

         SECTION 6.1.      Financial Covenants.

         (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter, to be less than the ratio set forth below corresponding to such fiscal quarter, for the period of four consecutive fiscal quarters ending on such date:

----------------------------------
      Period               Ratio
----------------------------------
07/01/02 - 12/31/02        2.00x
----------------------------------
01/01/03 - 09/30/03        2.25x
----------------------------------
10/01/03 - 09/30/04        2.50x
----------------------------------
10/01/04 - 09/30/05        3.00x
----------------------------------
10/01/05 - 09/30/06        3.25x
----------------------------------

         (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, to be less than the ratio set forth below corresponding to such fiscal quarter, for the period of four consecutive fiscal quarters ending on such date:

-----------------------------------
       Period               Ratio
-----------------------------------
07/01/02 - 09/30/0          0.85x
-----------------------------------
10/01/03 - 09/30/06         1.00x
-----------------------------------

         (c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter, to be greater than the ratio set forth below corresponding to such fiscal quarter, for the period of four consecutive fiscal quarters ending on such date:

-------------------------------
       Period           Ratio
-------------------------------
07/01/02 - 12/31/02     4.50x
-------------------------------
01/01/03 - 09/30/03     4.00x
-------------------------------
10/01/03 - 09/30/04     3.50x
-------------------------------
10/01/04 - 09/30/05     3.00x
-------------------------------
10/01/05 - 09/30/06     2.75x
-------------------------------

         SECTION 6.2. Margin Regulations. Use any part of the proceeds from the Term Loans for any purpose which would result in any violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or to extend credit to others for any such purpose. The Borrower will not engage in, or maintain as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock.

         SECTION 6.3.     Limitation on Restricted Payments

         (a) (i) Declare or pay any dividend or make any distribution on or with respect to the Capital Stock of the Borrower or any of its Subsidiaries (other than (x) dividends or distributions payable solely in shares of the Borrower's or such Subsidiary's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and
(y) pro rata dividends or distributions on Common Stock of Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Effective Date) held by Persons other than the Borrower or any of its Subsidiaries;

                 (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (x) the Borrower (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (y) a Subsidiary of the Borrower (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Borrower (other than a Wholly Owned
         Subsidiary) or any holder (or any Affiliate of such holder) of 5.0% or more of the Borrower's Capital Stock;

                 (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Borrower that is subordinated in right of payment to any of the Obligations; or

                 (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses
         (a)(i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed
         Restricted Payment:

                 (A) a Default or Event of Default shall have occurred and be continuing;

                 (B) the Borrower could not Incur at least $1.00 of Indebtedness without violating the financial ratios then in effect under Section 6.1; or

                 (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Borrower, whose determination shall be conclusive and evidenced by a resolution) made on or after April 1, 2002 shall exceed the sum of

                         (1) 50.0% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100.0% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2002 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.2, plus

                         (2) the aggregate Net Cash Proceeds received by the Borrower on or after April 1, 2002 from a capital contribution or the issuance and sale permitted by this Agreement of Capital Stock (other than Disqualified Stock) of the Borrower to a Person who is not a Subsidiary of the Borrower, including an issuance or sale permitted by this Agreement of Indebtedness for cash subsequent to the Effective Date upon the conversion of such Indebtedness into Capital Stock of the Borrower (other than Disqualified Stock), or from the issuance to a Person who is not a Subsidiary of the Borrower of any options, warrants or other rights to acquire Capital Stock of the Borrower (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Maturity Date), plus

                         (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person on or after April 1, 2002 resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Borrower or any of its Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), not to exceed, in each case, the amount of Investments previously made by the Borrower or any of its Subsidiaries in such Person.

         (b) The provisions of paragraph (a) of this Section 6.3 shall not be violated by reason of:

                 (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                 (ii) the redemption, repurchase, retirement, defeasance or other acquisition for value of Indebtedness of the Borrower that is subordinated in right of payment to the Obligations, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness that (x) is expressly subordinate in right of payment to the Obligations at least to the extent that the Indebtedness being refinanced is subordinated thereto, (y) does not mature prior to the Maturity Date and (z) has an Average Life at least equal to that of the Indebtedness being refinanced;

                 (iii) the repurchase, redemption or other acquisition of Capital Stock of the Borrower (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock of the Borrower (other than Disqualified Stock) (or options, warrants or other rights to acquire such Capital Stock);

                 (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Borrower which is subordinated in right of payment to the Obligations, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of Capital Stock of the Borrower (other than Disqualified Stock) (or options, warrants or other rights to acquire such Capital Stock);

                 (v) payments or distributions to dissenting stockholders pursuant to applicable law or pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Section 6.11;

                 (vi) Investments acquired as a capital contribution or in exchange for Capital Stock of the Borrower (other than Disqualified Stock);

                 (vii) (x) the payment by the Borrower (made on behalf of Grupo TFM) for the repurchase from Mexico of Capital Stock of the Borrower, provided that (1) after giving effect to such repurchase and any Indebtedness Incurred to fund such repurchase, the Consolidated Interest Coverage Ratio would be greater than 4.0:1.0 or
         (2)(A) no Indebtdedness or any other obligation of the Borrower or any Subsidiary is Incurred or otherwise created in connection with such repurchase and (B) the consideration paid to Mexico for such repurchase shall not exceed the VAT Refund refunded, paid or otherwise credited to the Borrower; provided that, in the case of this clause (2)(b), if such consideration is paid in cash by the Borrower, payment of the VAT Refund shall be made in cash by Mexico prior to or simultaneously with such repurchase; and

                         (y) the declaration and payment of dividends in order
                 to effect this clause (vii);

                 (viii) the declaration or payment of dividends on Capital Stock of the Borrower following a Public Equity Offering of such Capital Stock, of up to 6.0% per annum of the Net Cash Proceeds received by the Borrower in such Public Equity Offering; provided that any such amount of Net Cash Proceeds to be so paid as dividends shall be placed into an escrow account to be opened and maintained with the Administrative Agent promptly upon receipt of such Net Cash Proceeds until distribution or payment of such dividends is made; or

                 (ix) the declaration and payment of dividends to Grupo TFM by the Borrower in an amount not to exceed Grupo TFM's operating expenses, corporate overhead costs and expenses and taxes; provided that the amount so dividended is actually used for such purpose; and the declaration and payment of pro rata dividends or distributions on Common Stock of the Borrower held by minority stockholders paid in connection with dividends to Grupo TFM permitted by this clause (ix), provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of the Borrower's net income from July 1, 1997, and provided further that (A) such dividends made pursuant to this clause (ix) with respect to operating and corporate overhead costs and expenses do not in the aggregate exceed $1,000,000 for any fiscal year of the Borrower and (B) such dividends made pursuant to this clause (ix) with respect to taxes do not in the aggregate exceed $5,000,000 for any fiscal year of the Borrower;

provided that, except in the case of clauses (i) and (iii) above, no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of the actions or payments set forth herein.

         (c) Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, an Investment referred to in clause (vi) thereof, a repurchase of Capital Stock referred to in clause (vii) (y) thereof and the dividends referred to in clauses (vii) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (ii) and (iii), shall be included in calculating whether the conditions of clause (a)(iv)(C) of this
Section 6.3 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Borrower are used for the redemption, repurchase or other acquisition of the Obligations or Indebtedness that is pari passu with the Obligations, then the Net Cash Proceeds of such issuance shall be included in clause (a)(iv)(C) of this Section 6.3 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

         (d) Notwithstanding anything to the contrary in the foregoing provisions or herein, under no circumstances shall the Borrower assume the obligation of Grupo TFM, KCSI or Grupo TMM under the agreement dated as of June 9, 1997 celebrated by The Federal Government of the United States of Mexico, Grupo TFM, Grupo TMM, and KCSI to repurchase the Capital Stock of the Borrower; provided that the Borrower shall be permitted to pay the repurchase price thereof on behalf of Grupo TFM or Grupo TMM in accordance with the terms of
Section 6.3(b)(vii).

         SECTION 6.4. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

         (a) Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary owned by the Borrower or any other Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary.

         (b) The foregoing provisions shall not restrict any encumbrances or restrictions:

                 (i)    existing on the Effective Date and set forth on
         Schedule 6.4(b)(i);

                 (ii) existing in the Senior Note Indentures and the Senior Discount Debenture Indentures, and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Banks than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                 (iii)  existing under or by reason of applicable law;

                 (iv) existing with respect to any Person or the property or assets of such Person acquired by the Borrower or any of its Subsidiaries, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                 (v) in the case of transfers of any property or assets of a Subsidiary to the Borrower or any other Subsidiary

                        (x) that restrict in a customary manner the subletting,
                  assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

                        (y) existing by virtue of any transfer of, agreement to
                  transfer, option or right with respect to, or Lien on, any of the property or assets of the Borrower or any of its Subsidiaries not otherwise prohibited by this Agreement, or

                        (z) arising or agreed to in the ordinary course of
                  business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Borrower or any of its Subsidiaries in any manner material to the Borrower or to any of its Subsidiaries,

                  (vi) with respect to a Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Subsidiary; or

                  (vii) for the benefit of any holder of a Lien permitted under Section 6.8.

Nothing contained in this Section 6.4 shall prevent the Borrower or any of its Subsidiaries from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 6.8 or (2) restricting the sale or other disposition of property or assets of the Borrower or any of its Subsidiaries that secure their respective Indebtedness.

         SECTION 6.5. Limitation on the Issuance and Sale of Capital Stock of Subsidiaries. Issue or sell, any shares of Capital Stock of a Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

         (a)     to the Borrower or a Wholly Owned Subsidiary;

         (b) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Subsidiaries, to the extent required by applicable law;

         (c) if, immediately after giving effect to such issuance or sale, such Subsidiary would no longer constitute a Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 6.3 if made on the date of such issuance or sale; or

         (d) issuances of Common Stock that has no preference with respect to dividends or upon liquidation, the Net Cash Proceeds of which are promptly applied as provided in Section 2.4(b).

         SECTION 6.6.      Limitation on Issuances of Guarantees by
                           Subsidiaries.

         (a) With respect to any Subsidiary, Guarantee any Indebtedness of the Borrower which is pari passu with or subordinate in right of payment to the Obligations ("Guaranteed Indebtedness"), unless:

                  (i) such Subsidiary simultaneously executes and delivers a guarantee (a "Subsidiary Guarantee") of payment of the Obligations; and

                  (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee until the Term Loans have been paid in full, in U.S. dollars;

provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary that existed at the time such Person became a Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

         (b) If the Guaranteed Indebtedness is (i) pari passu with the Term Loans, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (ii) subordinated to the Term Loans, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Term Loans.

         (c) Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

                  (i) any sale, exchange or transfer, to any Person not an Affiliate of the Borrower, of all of the Borrower's or any Subsidiary's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by this Agreement); or

                  (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

         SECTION 6.7.      Limitation on Transactions with Stockholders and
Affiliates.

         (a) Enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5.0% or more of any class of Capital Stock of Grupo TFM or the Borrower or with any Affiliate of Grupo TFM or the Borrower or any Subsidiary, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         (b) The limitation of paragraph (a) of this Section 6.7 does not limit, and shall not apply to:

                  (i) transactions for which the Borrower or a Subsidiary delivers to the Administrative Agent a written opinion of a United States nationally recognized investment banking firm (or their Mexican affiliate) stating that the transaction is fair to the Borrower or such Subsidiary from a financial point of view;

                  (ii) payment of reasonable and customary regular fees and compensation to directors and officers of the Borrower and Grupo TFM consistent with past practices;

                  (iii) payments or other transactions pursuant to any tax-sharing agreement between the Borrower and any Subsidiary of the Borrower with which the Borrower files a consolidated tax return or with which the Borrower is part of a consolidated group for tax purposes;

                  (iv)     payment of the Management Fees;

                  (v) sales of equipment to a Wholly Owned Subsidiary pursuant to an arrangement under which such equipment will be leased back to the Borrower on terms that are no less favorable to the Borrower than the terms that would have been offered by an unrelated party; and

                  (vi) other transactions in the aggregate in any calendar year involving consideration of no more than $2,000,000.

         SECTION 6.8. Limitation on Liens. Create, incur, assume or suffer to exist any Lien on any of the Borrower's or any Subsidiary's assets or properties of any character, or on any shares of Capital Stock or Indebtedness of any Subsidiary, except:

         (a) Liens existing on the Effective Date and set forth on Schedule 6.8(a);

         (b) Liens granted after the Effective Date on any of the assets or Capital Stock of the Borrower or its Subsidiaries created in favor of the Banks to secure the Obligations;

         (c) Liens with respect to the assets of a Subsidiary granted by such Subsidiary to the Borrower or a Wholly Owned Subsidiary to secure Indebtedness owing to the Borrower or such other Subsidiary;

         (d) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Borrower or any Subsidiary other than the property or assets securing the Indebtedness being refinanced;

         (e) Liens securing Indebtedness outstanding at any time in an aggregate principal amount not to exceed $50,000,000 that is Incurred solely for the purpose of financing the cost of improvements or construction related to the properties of Mexrail and the Texas Mexican Railway Company, the net proceeds of which are applied to finance the cost of improvements or construction; or

         (f) Permitted Liens and other Liens permitted or required by this Agreement and the Notes.

         SECTION 6.9.      Limitation on Sale-Leaseback Transactions.

         (a) Enter into any sale-leaseback transaction involving any of the Borrower's or any of its Subsidiary's assets or properties whether now owned or hereafter acquired, whereby the Borrower or a Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Borrower or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         (b) The foregoing restriction does not apply to any sale-leaseback transaction if:

                  (i) the lease is for a period, including renewal rights, of not in excess of three years;

                  (ii) the lease secures or relates to industrial revenue or pollution control bonds;

                  (iii) the transaction is solely between the Borrower and any Wholly Owned Subsidiary or solely between Wholly Owned Subsidiaries; or

                  (iv) the Borrower or such Subsidiary, within twelve months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Cash Proceeds received from such sale to prepay the Term Loans in accordance with Section 2.4(b).

          SECTION 6.10. Limitation on Asset Sales. Consummate any Asset Sale, unless:

          (a) the consideration received by the Borrower or such Subsidiary is at least equal to the fair market value of the assets sold or disposed of;

          (b) at least 80.0% of the consideration received (excluding any amount of Released Indebtedness) consists of cash or Temporary Cash Investments; and

          (c) the Net Cash Proceeds of such Asset Sales are applied in accordance with Section 2.4(b); provided, however, that in no event shall the Borrower or any of its Subsidiaries enter into any Asset Sale with respect to future accounts receivables to be generated by it.

For the purposes of this Section 6.10,"Released Indebtedness" shall mean, with respect to any Asset Sale, Indebtedness (i) which is owed to the Borrower by any of its Subsidiaries (the "Obligors") prior to such Asset Sale, (ii) which is assumed by the purchaser or any affiliate thereof in connection with such Asset Sale and (iii) with respect to which Obligors receive written unconditional releases from each creditor no later than the closing date of such Asset Sale.

         SECTION 6.11.     Consolidation, Merger and Sale of Assets.

         Consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Borrower or any of its Subsidiaries (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Borrower or any Subsidiary except that:

         (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary (provided that the Wholly Owned Subsidiary shall be the continuing or surviving corporation);

         (b) any Subsidiary or the Borrower may dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a disposition permitted by Section 6.10; and

         (c) any Investment expressly permitted by Section 6.3 may be structured as a merger, consolidation or amalgamation; and

         (d) the Borrower or such Subsidiary may merge or consolidate with or into a Person (other than the Borrower or one of its Subsidiaries), or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Borrower or Subsidiaries to a Person (other than the Borrower or one of its Subsidiaries) provided that:

                  (i) the Borrower or such Subsidiary shall be the continuing Person, or the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or that acquired or leased such property and assets shall be a corporation organized and validly existing under the laws of Mexico, the United States of America or any jurisdiction of either such country and shall expressly assume in an agreement in form and substance satisfactory to the Administrative Agent, all of the obligations of the Borrower or such Subsidiary hereunder and under the Notes;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii)  immediately after giving effect to such
          transaction on a pro forma basis, the Borrower or such Subsidiary, or any Person becoming the successor obligor hereunder and under the Notes shall have a Consolidated Net Worth equal to or greater than the Borrower's or such Subsidiary's (as applicable) Consolidated Net Worth, immediately prior to such transaction;

                  (iv) immediately after giving effect to such transaction on a pro forma basis the Borrower or such Subsidiary, or any Person becoming the successor obligor hereunder and under the Notes could Incur at least $1.00 of Indebtedness without violating the covenants in Section 6.1 after giving pro forma effect to the proposed transaction; and

                  (v) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer (attaching the arithmetic computations to demonstrate compliance with clauses (d)(iii) and
          (d)(iv)) stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, with respect to this subsection (d), that only clause (i) hereof shall apply for a merger or consolidation of the Borrower and Grupo TFM.

          SECTION 6.12. Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

          SECTION 6.13. Additional Indebtedness. Create, incur, assume or suffer to exist Indebtedness which provides for the amortization of principal prior to the Maturity Date other than (a) Indebtedness existing on the Effective Date and other Indebtedness subsequently created, incurred or assumed which, in the aggregate, provides for the amortization of less than $10,000,000 in the aggregate prior to the Maturity Date, (b) short-term revolving Indebtedness secured by current receivables permitted by paragraph (q) of the definition of "Permitted Liens," (c) Indebtedness under Swap Agreements (excluding equity based Swap Agreements) entered into in the ordinary course of business; provided that such Swap Agreements (i) are designed solely to protect the Borrower or its Subsidiaries against the fluctuations in foreign currency exchange rates or interest rates or rates in respect of fuel purchases or other acquisitions of fuel in the ordinary course of business and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder and (d) Indebtedness owed to the Borrower by a Wholly Owned Subsidiary.

                             ARTICLE VII

                          EVENTS OF DEFAULT

         SECTION 7.1. Events of Default. The following specified events shall be "Events of Default" for the purposes of this Agreement:

         (a) The Borrower shall fail to pay any principal of, or any interest on, any Note or any Term Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any other amount under this Agreement within ten calendar days after any other amount becomes due in accordance with the terms hereof; or

         (b) Any representation or warranty made or deemed made by the Borrower herein or in any Note or which is contained in any certificate, document or financial or other statement furnished at any time pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, or

         (c) The Borrower shall default in the observance or performance of any covenant contained in Sections 5.1, 5.3(a), 5.4, 5.5(a), 5.10 or Article VI of this Agreement; or

         (d) The Borrower shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any Note (other than as provided in

Sections 7.1(a), 7.1(b) and 7.1(c), and such default shall continue unremedied for a period of 30 days after written notice to the Borrower from the Administrative Agent; or

         (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes), including in the payment of any Guarantee, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (except for any such defaults in respect of Indebtedness and Guarantees in respect thereof in an aggregate then outstanding amount for all such Indebtedness of less than US$10,000,000 or an amount in another currency equivalent thereto); or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case beyond any applicable grace period or cure period, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness, including the beneficiary or beneficiaries of any Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, including any Guarantee to become payable (except for any such default or other event or condition in respect of Indebtedness in an aggregate then outstanding amount for all such Indebtedness of less than US$10,000,000 or an amount in another currency equivalent thereto); or

         (f)      (i)     The Borrower or any of its Subsidiaries shall commence
any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, concurso mercantil, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) in any jurisdiction seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries in any jurisdiction any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) to the extent applicable, remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries in any jurisdiction any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts as they become due; or

         (g) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries in any jurisdiction involving in the aggregate a liability (not paid or fully covered by insurance) of US$10,000,000 (or an amount in another currency equivalent thereto) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof; or

         (h) Any Governmental Authority shall (i) condemn, nationalize, seize or otherwise expropriate any substantial portion of the assets or the capital stock of the Borrower and such action is not reversed within a period of 60 days or (ii) take any action that would prevent the Borrower from carrying on, or would materially interfere with, any material part of its business or operations, including, without limitation, any action that would result in the Concession Title ceasing to grant the Borrower the rights originally provided therein or the Concession Title being terminated or the rights originally provided therein as exclusive to the Borrower becoming non-exclusive; or

         (i)      A Change of Control shall occur; or

         (j) The validity of this Agreement or any Note shall be contested by the Borrower or any Governmental Authority or the Borrower shall deny liability hereunder or under any Note or this Agreement or any Note shall for any reason be terminated or become invalid, ineffective or unenforceable; provided, in the case of any contest by a Governmental Authority such contest is not dismissed within a period of 60 days; or

         (k) Any governmental or other consent, license, approval (including any foreign exchange approval) or authorization which is now or may in the future be necessary or appropriate under any applicable law or regulation for the execution, delivery or performance by the Borrower of any material obligation under this Agreement or any Note or to make this Agreement or any Note legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn or shall cease to be in full force and effect or shall be modified in a manner which has a reasonable likelihood of having a Material Adverse Effect; or

         (l) Any restriction or requirement not in effect on the date hereof is imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by the Borrower and interferes with the Borrower's performance of any material obligation under this Agreement or any Note to which it is a party; or

         (m) There shall occur any circumstance and/or event of a financial, political or economic nature in Mexico which, in the reasonable judgment of the Majority Banks, is likely to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or any Note.

         SECTION 7.2.     Remedies. (a) If any Event of Default under
Section 7.1(f) has occurred and is continuing, automatically the Commitments shall immediately terminate and the Term Loans, together with accrued interest thereon and any fees and all other Obligations accrued hereunder and under the Notes shall immediately become due and payable.

         (b) If any Event of Default other than under Section 7.1(f) has occurred and is continuing, the Administrative Agent shall, at the request of, or may with the consent of, the Majority Banks, declare the principal amount of the Term Loans to be forthwith due and payable, whereupon such principal amount, together with accrued interest thereon and any fees and all other Obligations accrued hereunder and under the Notes, shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

                                 ARTICLE VIII

                           THE ADMINISTRATIVE AGENT

         SECTION 8.1. Appointment. Each Bank hereby irrevocably designates and appoints JPMCB, as the Administrative Agent of such Bank under this Agreement, and each such Bank hereby irrevocably authorizes JPMCB, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         SECTION 8.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

         SECTION 8.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or any such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or
(b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or for any failure of the Borrower to perform its obligations hereunder or thereunder. Except in respect of Section 3.1 or except as otherwise expressly stated herein, the Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

         SECTION 8.4. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any agreement (including this Agreement), note (including any Note), writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram or teletype message, statement, order or other document or facsimile transmission or telephone conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

         SECTION 8.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, in accordance with the terms hereof, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         SECTION 8.6. Non-Reliance on the Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished by the Borrower to the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         SECTION 8.7. Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which all of the Commitments shall have terminated and the Obligations shall have been paid in full, ratably in accordance with their respective Commitment Percentages immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Obligations or the Maturity Date) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that such indemnity shall not, as to the Administrative Agent, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the Administrative Agent's gross negligence or willful misconduct. The Agreements in this Section
8.7 shall survive the payment of the Obligations and the Maturity Date.

         SECTION 8.8. The Administrative Agent in Its Individual Capacity. JPMCB and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though JPMCB were not the Administrative Agent hereunder. With respect to Term Loans made by it and any
Note issued to it, JPMCB shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include JPMCB and such Affiliates in their individual capacities.

         SECTION 8.9. Successor Administrative Agent. The Administrative Agent may be removed at any time upon the written request of all of the Banks (not including the Administrative Agent or its Affiliates) and the written consent of the Borrower, such consent not to be unreasonably withheld, delivered to the Administrative Agent and the Borrower. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Banks and the Borrower. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be subject to approval by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. In the event the Administrative Agent resigns or is removed pursuant to this Section 8.9, all fees paid to the resigning Administrative Agent but not yet accrued shall be transferred to the successor Administrative Agent.

                                   ARTICLE IX

                      THE JOINT LEAD ARRANGERS, ARRANGERS,
                               DOCUMENTATION AGENT

         SECTION 9.1. The Joint Lead Arrangers, etc. The Borrower hereby confirms the appointment of and designates J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., as Joint Lead Arrangers, Bank of America, N.A., Comerica Bank and Landesbank Schleswig- Holstein Girozentrale, Kiel and Standard Chartered Bank, as Arrangers (the Joint Lead Arrangers and the Arrangers for purposes of this Article XII, individually, an "Arranger" and collectively, the "Arrangers") and Standard Chartered Bank, as Documentation Agent (the Documentation Agent for purposes of this Article IX, the "Agent") under this Agreement. The Arrangers and the Agent assume no responsibility or obligation hereunder for servicing, enforcement or collection of the Obligations, or any duties as agent for the Banks. The title "Joint Lead Arranger", "Arranger" or "Documentation Agent" implies no fiduciary responsibility on the part of such Arranger or Agent to the Banks or any other party to this Agreement and the use of such title does not impose on any Arranger or Agent any duties or obligations under this Agreement except as may be expressly set forth herein.

         SECTION 9.2. Exculpatory Provisions. No Arranger or Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by them under or in connection with this Agreement (except for its or for such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by any Arranger or Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Note or for any failure of the Borrower to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, no Arranger or Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

         SECTION 9.3. Arrangers and Agent. Bank of America, N.A., Comerica Bank, Landesbank Schleswig-Holstein Girozentrale, Kiel and Standard Chartered Bank and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though Bank of America, N.A., Comerica Bank, Landesbank Schleswig-Holstein Girozentrale, Kiel and Standard Chartered Bank. were not an Arranger or Agent hereunder.

         SECTION 9.4. Non-Reliance on the Arrangers, Agent and Other Banks. Each Bank expressly acknowledges that no Arranger or Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Arranger or Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Arranger or Agent to any Bank. Each Bank represents to the Arrangers and the Agent that it has, independently and without reliance upon any Arranger or Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon any Arranger or Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. No Arranger or Agent shall have any duty or responsibility to provide any Bank with any information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of such Arranger or Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1. Transfers of Funds. All payments and other transfers of funds under this Agreement shall be made in immediately available funds, exclusively in U.S. Dollars, to accounts or payment offices maintained in New York, New York, unless, in the case of payments by or on behalf of a party other than the Borrower, otherwise specified herein or the recipient thereof shall otherwise agree.

         SECTION 10.2. Financial Data. Except as otherwise provided herein, financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with IAS.

         SECTION 10.3.    Payment of Expenses, etc.

         (a) The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, upon demand to reimburse and hold the Administrative Agent, the Joint Lead Arrangers and the Arrangers harmless from liability for the payment of all reasonable and documented out-of-pocket costs and expenses (the "Facility Expenses") arising in connection with the preparation, execution and delivery of this Agreement and any other documents relating to the transactions contemplated hereby, including (i) the reasonable fees, travel expenses, courier charges, communication expenses, expenses associated with the execution of this Agreement and all other out-of-pocket expenses and (ii) all reasonable fees and disbursements of counsel for the Administrative Agent, the Joint Lead Arrangers and the Arrangers.

         (b) The Borrower further agrees, upon demand communicated through the Administrative Agent, to reimburse and hold the Banks, the Administrative Agent, the Joint Lead Arrangers and the Arrangers harmless from liability for the payment of all of their out-of-pocket costs and expenses reasonably incurred by any of them and arising in connection with any Default or Event of Default or the enforcement of, or the amendment, modification, waiver and/or preservation of any rights under, this Agreement, the Notes or otherwise in connection with the transactions contemplated hereby, including all reasonable fees and disbursements of counsel of each Bank, the Administrative Agent, the Joint Lead Arrangers and the Arrangers, and all stamp taxes (including interest and penalties, if any), recording taxes and fees and filing taxes and fees which may be payable in respect thereof.

         SECTION 10.4. Amendments and Waivers. No waiver, amendment, supplement or modification hereto shall be effective unless in writing and signed by the Borrower and such other parties as are required under this Section
10.4. With the written consent of the Majority Banks, the Administrative Agent (on behalf of the Banks) and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks, the Administrative Agent or of the Borrower hereunder or thereunder, and with the consent of the Majority Banks, the Administrative Agent (on behalf of the Banks) may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, no such waiver and no such amendment, supplement or modification shall:

         (a)      (i)      extend the maturity of any of the Obligations, extend
the time of payment of interest thereon, or extend the Maturity Date;

                  (ii) reduce the principal amount of the Obligations, reduce the rate of interest thereon, or reduce the amount or change the method of calculation of any Fees;

                  (iii)    amend, modify or waive any provision of this
         Section 10.4;

                  (iv) reduce the percentage specified in the definition of Majority Banks;

                  (v)      amend, modify or waive any provision of Section 3.1;
         or

                  (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or the Notes;

in each case without the written consent of all the Banks;

         (b) amend, modify or waive any provision of Article VIII without the written consent of the Administrative Agent;

         (c) increase the amount of any Bank's Commitment without the written consent of such Bank; or

         (d) amend, modify or waive any provision of Article IX without the written consent of the Joint Lead Arrangers and the Arrangers and the Documentation Agent.

         Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Administrative Agent, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent shall be restored to their former positions and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         SECTION 10.5. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         SECTION 10.6.     Indemnification.

         (a) The Borrower agrees to indemnify the Administrative Agent, the Joint Lead Arrangers, the Arrangers, the Banks and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including, without limitation, all reasonable fees, documented as to the scope of services provided, and disbursements of counsel (including the allocated cost of internal counsel) which may at any time (including at any time following the payment of the Obligations or the Maturity Date) be imposed on or incurred by any such Indemnitee in connection with the investigation of, preparation for, participation in or outcome of any pending or threatened claim or cause of action relating to or arising out of this Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by such Indemnitee under or in connection with any of the foregoing and which would not have been incurred by or asserted or awarded against such indemnified party but for such Indemnitee being involved with the Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Indemnitee in connection with any of the foregoing; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (b) This Section 10.6 shall survive the termination of this Agreement and the payment of the Obligations.

         SECTION 10.7.     Notices.

         (a) Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereunder shall be in writing, sent by courier or express mail service or by facsimile transmission and, unless otherwise expressly provided herein, shall be effective upon receipt by the party to whom such communications were sent, or, in the case of notice by facsimile, upon confirmation by the sender of receipt, addressed to such party, at its address shown in Schedule 1.1(b) (in the case of the Banks) or below (in all other cases) or at such other address as such party may hereafter notify to the other. Any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

         (b) Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

If to the Borrower:                     TFM, S.A. de C.V.
                                        Av. Periferico Sur No. 4829
                                        4(degree) Piso
                                        Parques del Pedregal, C.P. 14010
                                        Delagacion Tlalpan, Mexico, D.F. Mexico
                                        Attention: Chief Financial Officer
                                        Telephone: (011-52-555) 447-5870
                                        Facsimile: (011-52-555) 447-5755

If to the Administrative Agent:         JPMorgan Chase Bank
                                        1 Chase Manhattan Plaza
                                        8th Floor
                                        New York, New York 10081
                                        Attention: Lascelles D. Thompson
                                        Telephone: (212) 552-7242
                                        Facsimile: (212) 552-5646

If to the Joint Lead Arrangers:         J.P. Morgan Securities Inc.
                                        270 Park Avenue
                                        New York, New York, 10017
                                        Attention: Linda M. Meyer
                                        Telephone: (212) 552-6776
                                        Facsimile: (212) 552-8890

                                        and

                                        Salomon Smith Barney Inc.
                                        390 Greenwich Street
                                        1st Floor
                                        New York, New York 10013
                                        Attention: Nicolas Lipovsky
                                        Telephone: (212) 723-6771

                                        Facsimile: (212) 723-8543

If to the Arrangers and Documentation
Agent:                                  Bank of America, N.A.
                                        Reforma 265 PH
                                        Mexico, F.F. 06500
                                        Attention: Jorge Rodriguez Garcia
                                        Telephone: 52-55-5230-6400
                                        Facsimile: 52-55-5230-6393

                                        with a copy to:
                                        Bank of America, N.A.
                                        Reforma 265 PH
                                        Mexico, F.F. 06500
                                        Attention: Bernardo Llereas
                                        Telephone: 52-55-5230-6400
                                        Facsimile: 52-55-5230-6393

                                        Comerica Bank
                                        Andres Bello #10 Piso 17
                                        Mexico D.F. c.p. 11560
                                        Attention: Osvaldo Rance
                                        Telephone: 52-55-5279-7308
                                        Facsimile: 52-55-5279-7318

                                        Landesbank Schleswig-Holstein
                                        Girozentrale, Kiel
                                        Martensdamm 8
                                        D-24103 Kiel, Germany
                                        Attention: Michael Munting
                                        Telephone: 31-10-205-2465
                                        Facsimile: 31-10-205-2466

                                        Standard Chartered Bank
                                        Paseo de las Palmas
                                        239-401
                                        Lomas de Chapultepec
                                        Mexico, D.F. 11000
                                        Attention: Juan Carlos Tamariz
                                        Telephone: 52-55-5387-1304
                                        Telecopy: 52-55-5387-1399

                                        with a copy to:
                                        Standard Chartered Bank
                                        1 Evertrust Plaza
                                        Jersey City, NJ 07302
                                        Attention: Larry Fitzgerald
                                        Telephone: 201-633-3442

                                        Telecopy: 201-536-0948

         SECTION 10.8. Table of Contents; Descriptive Headings; etc. The table of contents and descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 10.9. Survival of Agreements and Representations. All covenants, agreements, representations and warranties made herein, in the Notes, or in any certificate delivered pursuant hereto or thereto shall survive the execution and delivery hereof and the Term Loans made hereunder.

         SECTION 10.10. Benefit of Agreement; Assignment. This Agreement shall be binding upon the Borrower, its successors and assigns, and shall inure to the benefit of the Joint Lead Arrangers, the Arrangers, the Documentation Agent, the Administrative Agent and the Banks and their respective successors and assigns except that (a) the Borrower may not transfer or assign any or all of its rights or obligations hereunder except with the unanimous consent of all the Banks; (b) an assignment by a Bank of its Commitment, its Note and its Term Loans can only be made to a bank or financial institution organized and licensed under the laws of Mexico or a financial institution registered with the Hacienda; and (c) no Bank may assign its Commitment, its Note and the Term Loans made by such Bank and no Bank may make or cause to be made its Term Loans hereunder through any other Person, except pursuant to an instrument of assignment in substantially the form of Exhibit C (an "Assignment and Acceptance") and with the consent of the Administrative Agent and the Borrower (which consent (x) in each case shall not be unreasonably withheld, (y) in the case of the Borrower, shall not be required in the case of an assignment to a Person party to this Agreement or a branch, agency or Subsidiary thereof (a "Bank Affiliate") or after the occurrence and during the continuance of an Event of Default and (z) in the case of the Administrative Agent shall not be required in the case of an assignment to a Bank Affiliate); provided, however, that (i) the Borrower shall not be required to pay any further amounts pursuant to Sections 2.11, 2.13 and 2.14 than would have been required to be paid but for the transfer of such Bank's interest to a Bank Affiliate or the making of Term Loans through another office or Subsidiary of such Bank, except as provided in
Section 2.13, (ii) any such assignment shall be in a minimum amount of US$1,000,000 and (iii) the Assignee shall pay a fee of US$3,500 to the Administrative Agent prior to the consummation of such assignment (other than an assignment to a Bank Affiliate). Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law and without compliance with the foregoing provisions of this
Section 10.10; provided, however, that such pledge or assignment shall not release such Bank from its obligations hereunder.

         SECTION 10.11.   Participation. Notwithstanding the provisions of
Section 10.10, each Bank shall have the right from time to time to create and sell one or more participations in its rights under this Agreement, its Note and the Term Loans made by it to a bank or financial institution organized and licensed under the laws of Mexico or a financial institution registered with the Hacienda. Each Bank agrees to notify the Borrower as promptly as practicable of the consummation of the sale of a participation in its rights under this Agreement, its Note and the Term Loans made by it. No agreement or other arrangement governing any such creation and sale (a "Participation Agreement") shall confer upon the purchaser of such interest

(a "Participant") any right to contact, negotiate with or seek information from the Borrower under this Agreement or such Bank's Note or to enforce this Agreement or such Bank's Note against the Borrower directly, except as provided below. Any Participation Agreement shall (a) prohibit the assignment or sale by the Participant of any subparticipation interest and (b) permit the Bank to consent to waivers, amendments, modifications or supplements of this Agreement without the consent of the Participant, except in the case of waivers, amendments or modifications extending the maturity of any Term Loan or Note in respect of which such Participation was granted, or reducing the rate or extending the time for payment of any installment of interest thereon or reducing the principal thereof, or reducing the amount or basis of calculation of any Fees to accrue in respect thereof. Notwithstanding the foregoing, any Participant shall be entitled to the benefits of Sections 2.11, 2.13 and 2.14 pursuant to its Participation Agreement as if such Participant were a Bank named herein, provided, however, that the Borrower shall not be required to pay any further amounts pursuant to such Sections than would have been required to be paid but for the sale to such Participant of such Participant's participation interest.

         SECTION 10.12. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Banks are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency) at any time held and other indebtedness at any time owing by the Administrative Agent or the Banks to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Notes, irrespective of whether or not the Administrative Agent or the Banks shall have made any demand hereunder and although such obligations may be unmatured. Each of the Banks and the Administrative Agent agrees promptly to notify the Borrower no later than five Business Days after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

         SECTION 10.13. SUBMISSION TO JURISDICTION; VENUE; SERVICE; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO (AND ITS SUCCESSORS AND ASSIGNS) (i) AGREE THAT ANY CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY OR SUCCESSOR THERETO ARISING OUT OF THIS AGREEMENT OR ANY NOTE SHALL BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, TO THE JURISDICTION OF ANY COMPETENT COURT IN THE PLACE OF ITS CORPORATE DOMICILE AND TO APPELLATE COURTS THEREFROM AND EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO SUCH JURISDICTION FOR SUCH PURPOSE AND (ii) TO THE FULLEST EXTENT PERMITTED BY LAW,
(A) IRREVOCABLY WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER PRINCIPAL DOCUMENT BROUGHT IN ANY SUCH COURT, (B) IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR

PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (C) IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ALL RIGHTS OF JURISDICTION IN ANY SUCH ACTION OR PROCEEDING, WHICH IT MAY NOW OR HEREAFTER BE AFFORDED BY LAW, IN ANY OTHER FORUM. EACH OF THE PARTIES HERETO FURTHER AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY MANNER PROVIDED BY LAW. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO (AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. FOR THE PURPOSE OF PROCEEDINGS IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN, THE BORROWER HEREBY IRREVOCABLY DESIGNATES AS OF THE EFFECTIVE DATE CT CORPORATION SYSTEM WITH OFFICES CURRENTLY LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 AS ITS AGENT FOR SERVICE OF PROCESS. IN THE EVENT THAT SUCH AGENT OR ANY SUCCESSOR SHALL CEASE TO BE LOCATED IN THE BOROUGH OF MANHATTAN, THE BORROWER SHALL PROMPTLY AND IRREVOCABLY BEFORE THE RELOCATION OF SUCH AGENT FOR SERVICE OF PROCESS, IF PRACTICABLE, OR PROMPTLY THEREAFTER DESIGNATE A SUCCESSOR AGENT, WHICH SUCCESSOR AGENT SHALL BE LOCATED IN THE BOROUGH OF MANHATTAN, AND NOTIFY THE ADMINISTRATIVE AGENT THEREOF, TO ACCEPT ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS OR OTHER DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING IN ANY OF SUCH COURTS AND FURTHER AGREES THAT SERVICE UPON SUCH AGENT SHALL CONSTITUTE VALID AND EFFECTIVE SERVICE UPON THE BORROWER AND THAT FAILURE OF ANY SUCH AGENT TO GIVE ANY NOTICE OF SUCH SERVICE TO THE BORROWER SHALL NOT AFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. EXCEPTING THE BORROWER, EACH OF THE PARTIES HERETO AGREES THAT SERVICE OF ANY AND ALL SUCH PROCESS OR OTHER DOCUMENTS ON SUCH PERSON MAY ALSO BE EFFECTED BY REGISTERED MAIL TO ITS ADDRESS AS SET FORTH IN SECTION 10.7 OR SCHEDULE 1.1(b). WITH RESPECT TO THE BORROWER, SERVICE, OF ANY AND ALL SUCH PROCESS OR OTHER DOCUMENTS TO CT CORPORATION OR SUCH OTHER AGENT FOR SERVICE OF PROCESS DESIGNATED BY THE BORROWER IN ACCORDANCE WITH THIS AGREEMENT, SERVICE OF PROCESS SHALL CONSTITUTE VALID AND EFFECTIVE SERVICE ONLY IF MADE IN PERSON.

         SECTION 10.14. Judgment Currency. All payments made under this Agreement and the Notes shall be made in New York, New York to such account as may be directed by the payee from time to time in United States Dollars, and, if for any reason any payment made hereunder is made in a currency (the "Other Currency") other than United States Dollars, then to the extent that the payment actually received by the Banks, the Joint Lead Arrangers, the Arrangers, the Documentation Agent or the Administrative Agent, when converted into United States Dollars at the Rate of Exchange (as defined below) on the date of payment (or, if conversion on such date is not practicable, as soon thereafter as it is practicable for the Banks, the Joint Lead Arrangers, the Arrangers, the Documentation Agent or the Administrative Agent to purchase United States Dollars) falls short of the amount due under the terms of this Agreement or any Note, the Borrower, shall, as a separate and independent obligation of the Borrower, indemnify the Banks, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent and hold the Banks, the Joint Lead Arrangers, the Arrangers, the Documentation Agent and the Administrative Agent harmless against the amount of such shortfall. As used in this Section 10.14, the term "Rate of Exchange" means the rate at which the Banks, the Joint Lead Arrangers, the Arrangers, the Documentation Agent or the Administrative Agent are able on the relevant date to purchase United States Dollars with the Other Currency and shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into, United States Dollars.

         SECTION 10.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         SECTION 10.16. Waiver of Immunities. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes. The foregoing waiver is intended to be effective to the fullest extent now or hereafter permitted by applicable law.

          SECTION 10.17. Severability. To the fullest extent permitted by law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and the remaining portion of such provision and all other remaining provisions hereof will be construed to render them enforceable.

          SECTION 10.18. Confidentiality. Each of the Joint Lead Arrangers, the Arrangers, the Documentation Agent, the Administrative Agent and each of the Banks agrees that it will not disclose without the prior consent of the Borrower (other than to its affiliates, employees, auditors or counsel or to another
Bank) any information with respect to the Borrower which is furnished pursuant to this Agreement or any Note except that any such Person may disclose any such information (a) as has become generally available to the public other than by a breach by such Person of this Section 10.18, (b) as may be requested or required by any

Governmental Authority having or claiming to have jurisdiction over such Person (provided that such Person does not object to such body's claim of jurisdiction over it) or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in response to any summons or subpoena or any law, order, governmental direction, regulation or ruling applicable to such Person, or (d) to any prospective participant or assignee in connection with any contemplated transfer pursuant to Section 10.10 or Section 10.11, provided that such prospective transferee shall have been made aware of this Section 10.18 and shall have agreed to be bound by its provisions as if it were a party to this Agreement.

          SECTION 10.19. No Waiver; Remedies. No failure on the part of the Administrative Agent, the Joint Lead Arrangers, any Arranger, the Documentation Agent or any of the Banks to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 10.20. Prior Agreements Superseded. As of the Effective Date, this Agreement shall completely and fully supersede all prior undertakings or agreements, both written and oral, between or among the Borrower, the Joint Lead Arrangers, the Arrangers, the Documentation Agent, the Administrative Agent and/or the Banks, relating to the acquisition by the Banks of their Commitments, including, but not limited to, those contained in any mandate letter between the Borrower and the Joint Lead Arrangers executed in anticipation of the acquisition by the Banks of their Commitments but excluding the Fee Letters referred to herein.

  [The remainder of page left blank intentionally; Signature page to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                        TFM, S.A. DE C.V.,
                                        as Borrower

                                        By: /s/ Leon Ortiz
                                            -----------------------------
                                            Name: Leon Ortiz
                                            Title:

                                        By: /s/ Jacinto Marina Cortes
                                            -----------------------------
                                            Name: Jacinto Marina Cortes
                                            Title:

                                          JPMORGAN CHASE BANK,
                                          as Administrative Agent and as a Bank


                                          By:    /s/ Linda M. Meyer
                                              ---------------------------------
                                              Name:  Linda M. Meyer
                                              Title: Vice President

                                           Arrangers:


                                           BANK OF AMERICA, N.A.


                                           By:    /s/ Jean-Louis Goinohard
                                               --------------------------------
                                               Name:  Jean-Louis Goinohard
                                               Title: Managing Director

                                           COMERICA BANK


                                           By:    /s/ Josef C. Koberl
                                               ---------------------------------
                                               Name:  Josef C. Koberl
                                               Title: Vice President

                                           LANDESBANK SCHLESWIG-HOLSTEIN
                                           GIROZENTRALE, KIEL


                                           By:     /s/ Michiel Munting
                                               --------------------------------
                                               Name:   Michiel Munting
                                               Title:  Senior Vice President



                                           By:     /s/ Berthold Reuter
                                               --------------------------------
                                               Name:   Berthold Reuter
                                               Title:  Senior Vice President

                                 STANDARD CHARTERED BANK, as Arranger
                                 and Documentation Agent



                                 By:     /s/ Monica Molina
                                     ------------------------------------------
                                     Name:   Monica Molina A2385
                                     Title:  Assistant Vice President



                                 By:     /s/ Fernando London
                                     ------------------------------------------
                                     Name:   Fernando London A157
                                     Title:  Vice President

                                 Banks:


                                 BBVA BANCOMER S.A.


                                 By:    /s/ Manuel A. Tigunaga Gomez del Campo
                                     -----------------------------------------
                                     Name:  Manuel A. Tigunaga Gomez del Campo
                                     Title: Director Banco Corporativa Local 1



                                 By:    /s/ Gregorio Merino Rendon
                                     ------------------------------------------
                                     Name:  Gregorio Merino Rendon
                                     Title: Director Banco Corporativa Local 11

                                           CITIBANK, N.A.

                                           By:    /s/ Jose Maria Urquiza
                                               --------------------------------
                                               Name:  Jose Maria Urquiza
                                               Title: Vice President

                                          EXPORT DEVELOPMENT CANADA


                                          By:    /s/ Peter Johnston
                                              --------------------------------
                                              Name:  Peter Johnston
                                              Title: Financial Services Manager



                                          By:    /s/ Coleen Lalonde
                                              --------------------------------
                                              Name:  Coleen Lalonde
                                              Title: Financial Services Manager

                                           WESTLB AG, NEW YORK BRANCH


                                           By:    /s/ Martin Frame
                                               --------------------------------
                                               Name:  Martin Frame
                                               Title: AD



                                           By:    /s/ Salvatore Battinelli
                                               --------------------------------
                                               Name:  Salvatore Battinelli
                                               Title: Managing Director
                                                      Credit Department